SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ X ] Preliminary Proxy Statement          [   ]   Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to 240.14a-11(c)
      or 240.14a-12

                       VININGS INVESTMENT PROPERTIES TRUST
                       -----------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):
[   ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[   ]     Fee paid previously with preliminary materials:

[ X ]Check box if any part  of the  fee is  offset  as provided by Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed: Schedule 13E-3 filed by the Registrant on May 21, 2001.

                       VININGS INVESTMENT PROPERTIES TRUST

                              2839 Paces Ferry Road
                                   Suite 1170
                                Atlanta, GA 30339
                                 (770) 984-9500



                                                              June __, 2001


Dear Shareholder:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Vinings Investment Properties Trust to be held on Wednesday, June 27, 2001, at 10:00 a.m., local time, at 2839 Paces Ferry Road, Suite 1170, Atlanta, GA 30339.

     The annual meeting has been called for the purpose of considering and voting upon (1) the ratification of a 1-for-1,000 reverse share split of Vinings' common shares of beneficial interest and Series A Convertible Preferred Shares of beneficial interest and related amendments to the Certificate of Designation relating to the terms of the preferred shares, which are described in the enclosed Proxy Statement, (2) the election of five trustees, each to serve for a one year term and until the election and qualification of his or her successor, and (3) such other business as may properly come before the meeting or any adjournments or postponements thereof. The reverse share split should provide Vinings the option to terminate its reporting requirements under the Securities Exchange Act of 1934.

     The Board of Trustees has fixed the close of business on May 21, 2001 as the record date for determining shareholders entitled to receive notice of and to vote at the annual meeting and any adjournments or postponements thereof.

     The Board of Trustees recommends that you vote "FOR" the proposal to ratify the reverse share split and the transactions contemplated thereby, including the amendments to the Certificate of Designation relating to the terms of the preferred shares, and "FOR" the election of the five nominees of the Board of Trustees as trustees.

     It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope which requires no postage if mailed in the United States. If you attend the annual meeting, you may vote in person if you wish, even if you have previously returned your proxy card.


                                 Sincerely,

                                 PETER D. ANZO
                                 President and Chief Executive Officer

                       VININGS INVESTMENT PROPERTIES TRUST

                              2839 Paces Ferry Road
                                   Suite 1170
                                Atlanta, GA 30339
                                 (770) 984-9500
                                 --------------

                                    NOTICE OF
                       2001 ANNUAL MEETING OF SHAREHOLDERS

                     To be Held on Wednesday, June 27, 2001

                                 --------------


     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of Vinings Investment Properties Trust will be held on Wednesday, June 27, 2001, at 10:00 a.m., local time, at 2839 Paces Ferry Road, Suite 1170, Atlanta, Georgia 30339, for the purpose of considering and voting upon:

     1. The ratification of a 1-for-1,000 reverse share split of Vinings' common shares of beneficial interest, without par value, and Series A Convertible Preferred Shares of beneficial interest, par value $.01 per share, and related amendments to the Certificate of Designation relating to the terms of the preferred shares described in the accompanying Proxy Statement;

     2. The election of five trustees, each to serve for a one year term and until the election and qualification of his or her successor; and

     3. Such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Under the provisions of Vinings' Third Amended and Restated Declaration of Trust, the Board of Trustees has fixed the close of business on May 21, 2001 as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting and any adjournments or postponements thereof. Only holders of record of common shares and preferred shares of Vinings at the close of business on that date will be entitled to receive notice of and to vote at the annual meeting and any adjournments or postponements thereof.


                                By Order of the Board of Trustees,


                                STEPHANIE A. REED
                                Secretary

June __, 2001

         Whether or not you plan to attend the annual meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the annual meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                       VININGS INVESTMENT PROPERTIES TRUST

                              2839 Paces Ferry Road
                                   Suite 1170
                                Atlanta, GA 30339
                                 (770) 984-9500

                                 --------------

                                 PROXY STATEMENT

                                 --------------

                       2001 ANNUAL MEETING OF SHAREHOLDERS

                     To be Held on Wednesday, June 27, 2001

     This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Trustees of Vinings Investment Properties Trust ("Vinings" or the "Trust") for use at the 2001 Annual Meeting of Shareholders of Vinings Investment Properties Trust to be held on Wednesday, June 27, 2001, at 10:00 a.m., local time, at 2839 Paces Ferry Road, Suite 1170, Atlanta, Georgia 30339, and any adjournments or postponements thereof.

     At the annual meeting, the shareholders of Vinings will be asked to consider and vote upon the following matters:

     1. The ratification of a 1-for-1,000 reverse share split of Vinings' common shares of beneficial interest, without par value, and Series A Convertible Preferred Shares of beneficial interest, par value $.01 per share, and related amendments to the Certificate of Designation relating to the terms of the preferred shares described elsewhere in this Proxy Statement;

     2. The election of five trustees, each to serve for a one year term and until the election and qualification of his or her successor; and

     3. Such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Notice of Annual Meeting, Proxy Statement and proxy card are first being mailed to shareholders of Vinings on or about June __, 2001 in connection with the solicitation of proxies for the annual meeting. The Board of Trustees has fixed the close of business on May 21, 2001 as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting. Only holders of record of common shares and preferred shares of Vinings at the close of business on the record date will be entitled to receive notice of and to vote at the annual meeting. As of May 21, 2001, there were 1,100,487 common shares and 1,988,235 preferred shares outstanding and entitled to vote at the annual meeting. Each share outstanding as of the close of business on the record date entitles the holder thereof to one vote on each matter properly submitted at the annual meeting.

     The Annual Report of Vinings, including financial statements for the fiscal year ended December 31, 2000, is being mailed to shareholders of Vinings concurrently with this Proxy Statement.

                                 ---------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions discussed in Proposal 1, passed upon the merits or fairness of the transactions, or determined that this Proxy Statement is truthful or complete. It is illegal for any person to tell you otherwise.


Voting
------

     The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the annual meeting. Each share outstanding on the record date is entitled to one vote. Under the power given to the Board of Trustees by Section 6.1 of Vinings' Declaration of Trust, the Board voted to approve the reverse share split of Vinings' common shares of beneficial interest and Series A Convertible Preferred Shares. The reverse share split and the proposed amendments to the Certificate of Designation will only become effective upon the ratification, once a quorum is present, by the following votes of the shareholders:

     o the affirmative vote of a majority of the votes entitled to be cast by common shareholders of record at the annual meeting; and

     o the affirmative vote of a majority of the votes entitled to be cast by preferred shareholders of record at the annual meeting, voting as a separate class.

     If ratified by Vinings' shareholders, the reverse share split will become effective upon the filing of the First Amendment to the Certificate of Designation Classifying and Designating a Series of Preferred Shares as Series A Convertible Preferred Shares of Vinings with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston.

     In addition, the affirmative vote of a majority of the votes cast at the annual meeting is required to elect trustees. Holders of preferred shares are not entitled to vote on the election of trustees. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote those shares and the broker or nominee does not have discretionary voting power to vote those shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to Proposal 1, abstentions and broker non-votes will have the same effect as votes against the approval of that proposal. With respect to the election of trustees, votes may be cast in favor of or withheld from each nominee. Therefore, abstentions and broker non-votes will have no effect on the election of trustees.

     Peter D. Anzo, Chairman of the Board of Trustees and President of Vinings, is the owner of a majority of Vinings' common shares, holding 59% as of the date of this Proxy Statement. Mr. Anzo has stated that he intends to vote in favor of both proposals as recommended by the Board of Trustees. Because only the holders of common shares are entitled to vote on Proposal 2, Vinings expects that Proposal 2 will be approved.


Proxies; Revocation of Proxies
------------------------------

     Shareholders of Vinings are requested to complete, date, sign and return the accompanying proxy card in the enclosed envelope. Shares represented by properly executed proxies received by Vinings and not revoked will be voted at the annual meeting in accordance with the instructions contained therein. If instructions are not given on a properly executed proxy card, proxies will be voted "FOR" the ratification of the reverse share split and the related amendments to the Certificate of Designation described in Proposal 1 and "FOR" the election of the five nominees for trustees set forth in Proposal 2. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     Any properly completed proxy may be revoked at any time before it is voted (without, however, affecting any vote taken prior to the revocation) by giving written notice of the revocation to the Secretary of Vinings, or by signing and duly delivering a proxy bearing a later date, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not, by itself, revoke a proxy.


Expenses of Solicitation
------------------------

     Vinings will bear all expenses of this solicitation. Vinings requested brokerage firms, nominees, fiduciaries and other custodians to forward proxy solicitation materials to the beneficial owners of shares held of record by them, and Vinings will reimburse these brokerage firms, nominees, fiduciaries and other custodians for reasonable out-of-pocket expenses incurred by them in connection with the solicitation. In addition to solicitation of proxies by mail, trustees, officers and employees of Vinings, without receiving additional compensation for doing so, may solicit proxies from shareholders of Vinings by telephone, facsimile, letter, in person or by other means.


                         PROPOSAL 1: REVERSE SHARE SPLIT

Summary of Reverse Share Split Proposal
---------------------------------------

     On February 8, 2001, the Board of Trustees discussed the anticipated effects and benefits of a possible reverse share split of Vinings' common shares and preferred shares. A special committee of the Board, comprised solely of non-employee, disinterested trustees, was established to evaluate the transaction. On April 26, 2001, the special committee unanimously approved the reverse share split and on May 4, 2001 the special committee recommended the reverse share split to the full Board. After discussions regarding the proposal, the Board then adopted a resolution to effect a 1-for-1,000 reverse share split of Vinings' common shares and preferred shares, and approved the First Amendment to the Certificate of Designation Classifying and Designating a Series of Preferred Shares as Series A Convertible Preferred Shares of Vinings. The amendments to the Certificate of Designation will have the effect of maintaining all of the economic and other rights of the holders of preferred shares after giving effect to the reverse share split.

     The Board of Trustees is seeking the ratification of its decision to effect the reverse share split. Ratification of the reverse share split and the transactions contemplated thereby, including the First Amendment to the Certificate of Designation relating to the preferred shares, requires the affirmative vote of a majority of the votes entitled to be cast by common shareholders of record at the annual meeting and the affirmative vote of a majority of the votes entitled to be cast by preferred shareholders of record at the annual meeting, voting as a separate class. If the shareholders ratify the reverse share split, the reverse share split will become effective as soon as practicable following the date of the annual meeting upon the filing of the First Amendment to the Certificate of Designation relating to the preferred shares with the Secretary of State of the Commonwealth of Massachusetts and the Clerk of the City of Boston. The shareholders may not rescind their vote even if the timing of the reverse share split may adversely affect any particular shareholder. Please note that we refer herein to our shareholders whose shares are registered in their own names as registered shareholders.

     With respect to the common shares, in lieu of the issuance of any fractional shares after giving effect to the reverse share split, Vinings will pay the fair value for those common shares that would otherwise be combined into fractional shares as a result of the reverse share split. Based on the advice of Ronald Whitman Weiss, Vinings' independent financial advisor, a special committee of the Board of Trustees and the full Board of Trustees have determined that the fair value of the common shares prior to giving effect to the reverse share split is $3.20 per common share. With respect to the preferred shares, Vinings will issue a fraction of a new preferred share, as necessary, after giving effect to the reverse share split. Cash payments in lieu of the issuance of fractional common shares will be made promptly after receipt of a properly completed letter of transmittal and certificates representing common shares (see also the information under the caption "Exchange of Share
Certificates  and  Payment  of  Fractional   Shares"  contained  in  this  Proxy
Statement).

     There will be no service charge payable by shareholders in connection with the exchange of certificates or in connection with the payment of cash in lieu of the issuance of a fractional share.


Background
---------

     At a meeting of the Board of Trustees on February 8, 2001, management presented a proposal to effect a reverse share split as a strategy for reducing the number of registered common shareholders below 300, which would provide Vinings the option to terminate its reporting requirements under the Securities Exchange Act of 1934, as amended. The Board discussed the advantages and disadvantages of ceasing public registration of its common shares. The Board appointed a special committee comprised solely of non-employee, disinterested trustees, which subsequently evaluated the transaction and made a recommendation to the full Board to the effect that the 1-for-1,000 reverse share split was fair to and in the best interests of Vinings and its shareholders. After discussions regarding the proposal, the Board then approved the 1-for-1,000 reverse share split on May 4, 2001.

     The reverse share split is structured to be a "going private" transaction within the meaning of Rule 13e-3 promulgated under the Exchange Act because it is intended to, and, if completed, will likely result in the termination of Vinings' reporting requirements under the Exchange Act. In connection with the reverse share split proposal, Vinings has filed with the SEC a Schedule 13E-3 pursuant to Rule 13e-3 under the Exchange Act.


SPECIAL FACTORS

Purpose and Reasons for Reverse Share Split Proposal
----------------------------------------------------

     The purpose of the reverse share split is to attempt to maximize shareholder value by providing Vinings the option to terminate its reporting requirements under the Exchange Act in an effort to reduce expenses. There are many advantages to being a publicly-traded company, including security liquidity and use of company securities to raise capital or make acquisitions. In the judgment of the Board, however, the pricing trends and trading volume of the common shares have not allowed Vinings to effectively take advantage of these benefits, at least to the extent of justifying the continuing direct and indirect costs of public registration. Furthermore, the Board does not believe that the common shares' pricing trends and trading volume will improve significantly in the near term. As a result, the Board recommends that Vinings' shareholders approve the reverse share split proposal to achieve this purpose for these reasons and the reasons set forth below.

     As a registered company, Vinings is subject to the periodic reporting and proxy solicitation requirements of the Exchange Act. Vinings anticipates that the purchase of the fractional common shares following the reverse share split will reduce the number of registered holders of common shares to fewer than 300. If this occurs, Vinings will be in a position to elect to cease registration of its common shares under the Exchange Act.

     As part of its Exchange Act registration, Vinings incurs direct and indirect costs associated with compliance with the filing and reporting requirements imposed on public companies. Examples of anticipated direct costs savings from terminating registration of the common shares include the elimination of costs for a registrar and transfer agent for Vinings' shares, substantially less disclosure, reduced professional and advisory fees, reduced auditing fees, reduced insurance costs, reduced printing and mailing costs for corporate communications, and reduced miscellaneous, clerical and other expenses (e.g., the word processing, specialized software and electronic filings associated with SEC filings).

     Vinings also incurs substantial indirect costs due to Exchange Act registration as a result of the executive time expended to prepare and review required filings. Vinings anticipates that ceasing registration of the common shares will reduce or eliminate these costs.

     Based on its experience in prior years, Vinings' direct costs, which include the fees and expenses of independent auditors, legal counsel, insurance premiums, corporate communications costs, printing, mailing, and SEC filing fees are estimated at approximately $160,000 annually, or 41% of Vinings' corporate overhead expense. This amount, however, is just an estimate, and the actual savings to be realized by Vinings may be higher or lower than this estimate. It is expected that the majority of the estimated savings will not be realized until after the fiscal year ending December 31, 2001.

     Additionally, the Board believes that the current per share price of the common shares has limited the effective marketability of the common shares because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced securities to their clients or to hold them in their own portfolios. Some policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced and less liquid securities. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced securities economically unattractive. The brokerage commission on a sale of lower-priced securities may also represent a higher percentage of the sale price than the brokerage commission on a higher priced issue. Shareholders should note that any decision by the Board to terminate Exchange Act registration after giving effect to the reverse share split does not require shareholder approval and will not be presented for a vote. While Vinings intends to cease public registration of its common shares following the reverse share split, the Board may choose not to implement this strategy if it determines that it is not then in the best interests of Vinings and its shareholders given the then existing market conditions.

     In making the decision to effect the reverse share split, the Board considered other means of maximizing shareholder value, such as mergers, acquisitions, liquidating Vinings' assets and making privately or publicly negotiated purchases of the outstanding common shares, but either rejected or failed to pursue these alternatives because the Board believed that the reverse share split would be simpler, more cost effective and would result in a higher value per share for the shareholders for the reasons discussed in this Proxy Statement.


Fairness of Reverse Share Split Proposal
----------------------------------------

     The Board believes that the reverse share split proposal, taken as a whole, is fair to and in the best interests of Vinings and its shareholders, including those shareholders who will receive the cash payment in lieu of fractional shares and those shareholders who will receive common shares or preferred shares. The Board also believes that the process by which the reverse share split is to be approved is fair. A special committee of the Board and the full Board unanimously approved the reverse share split proposal, and the Board recommends that the shareholders ratify the proposal. Each member of the Board who owns common shares or preferred shares has expressed his or her intention to vote in favor of the reverse share split proposal, including the Board members who are not employees of Vinings.

     In determining that the reverse share split proposal, taken as a whole, is substantively fair to all shareholders, the special committee and the Board considered the following supporting factors:

     * The special committee and the Board determined in good faith that the cash payment to be paid in lieu of the issuance of fractional shares represents a fair valuation of the common shares and constitutes a significant premium above the common shares' current market trading price.

     * The reverse share split will not change the rights, preferences or limitations of shareholders except to equitably adjust the preferred dividends and the liquidation preference relating to the preferred shares.

     * The special committee and the Board ascertained to their satisfaction that this transaction was not the typical Rule 13e-3 "going private" transaction, which often involves the involuntary or threat of involuntary purchase of all of the ownership interests of the unaffiliated shareholders.

     In determining that the reverse share split is fair, the special committee and the Board considered the following factors:

     CURRENT MARKET PRICES. The special committee and the full Board gave limited weight to this factor because it did not feel that the current market price of the common shares accurately reflects the current value of the common shares due to the fact that there is very little public float and very little trading volume of Vinings' common shares. In addition, Vinings has remained relatively small compared to other real estate companies and has not aggressively marketed itself to its market makers. Consequently, demand for Vinings' common shares has remained low. Therefore, the smallest single transaction can affect the market pricing and may not reflect the true fair value of the shares. The market price of the common shares has shown wide fluctuations during the last twelve months ranging from a high of $3.19 in June 2000 to a low of $1.87 in August 2000. During the first four months of 2001 the high sales price was $2.38 and the low was $1.94. The special committee and the Board noted that the value upon which they agreed for the cash payment, $3.20 per share, exceeded the range of the sales price during that time period. In addition they noted that Vinings' shares have not traded for a price in excess of $3.20 since April 2000.

     HISTORICAL MARKET PRICES. The special committee and the full Board gave limited weight to this factor because it did not feel that historical market pricing accurately reflected the current value of the common shares for the same reasons described in the foregoing paragraph. In addition, prior to February 1996, Vinings was a mortgage real estate investment trust whose original plan was to liquidate within approximately ten years. The trustees at that time proceeded with the orderly liquidation and distribution of proceeds to the shareholders. Therefore, the historical market pricing for periods prior to and including the liquidation bears no relation to Vinings as it operates today. In February 1996, with the previous management's approval, current management of Vinings completed a tender offer to acquire control of Vinings in order to rebuild its assets by expanding into the multifamily real estate markets. Since the tender offer, there has been very little public float and consequently the trading volume of the common shares has remained low.

     NET BOOK VALUE. Management recommended that the special committee and the full Board give no weight to this factor because it maintained that book value is not an appropriate measure for establishing the fair value of the common shares because it is an accounting methodology that is based on the historical depreciated cost of Vinings' assets and therefore does not reflect current value. In addition, because Vinings was previously a real estate investment trust, that was required to distribute 95% of its earnings, and as a result of liquidating distributions discussed above, virtually all of the original common shareholders' equity and accumulated earnings have been returned to the shareholders. Therefore, Vinings' net book value per common share as of March 31, 2001 is a negative ($1.20). The special committee and the Board concurred with management's recommendation and did not give any weight to this factor. However, the special committee and the Board noted that the agreed upon value of $3.20 per common share for the cash payment significantly exceeded the net book value per common share at that time.

     NET ASSET VALUE/LIQUIDATION VALUE. The special committee and the Board gave some weight to this factor and reviewed liquidation as an alternative to the proposed reverse share split. Net asset value is a more appropriate valuation for a real estate company than many other public companies because by valuing the underlying assets based on the estimated market value, it more closely reflects what could be obtained through liquidation of the assets. Valuations based on capitalized net operating income from September 31, 2000 through December 31, 2000 ranged from $2.66 per share to $3.25 per share. This valuation method was also examined by Ronald Whitman Weiss in rendering his fairness opinion. The special committee and the Board determined that the current liquidation value after all costs associated with a liquidation would be no more than the $3.20 value ascribed to the common shares for purposes of making the cash payment in lieu of issuance of fractional shares. In addition, a liquidation would be more costly and entail much more uncertainty as to timing and ultimate values realized by the shareholders.

     FAIRNESS OPINION. The special committee and the Board gave substantial weight to the fairness opinion rendered by Ronald Whitman Weiss, the preparation of which analyzed a number of valuation alternatives. As discussed below, the estimate of a per share value ranged from $2.66 to $3.25, which produced an average per share value of $3.00. Because the fairness opinion was rendered by an independent third party who has no affiliation with Vinings, the special committee and the Board believed that this valuation method was of very high significance in determining a fair value for the common shares and chose a value at the high end of the range at $3.20 per share.

     Ronald Whitman Weiss is an investment banker and investment advisor engaged on a regular basis to provide a range of investment banking, investment and financial advisory services, including, but not limited to, the valuation of businesses and their securities in connection with mergers and acquisitions, buy-sell agreements, tender offers and refinancings.

     Ronald Whitman Weiss has spent his career in real estate finance, investment banking and as a senior real estate analyst at major Wall Street firms. Prior to becoming a portfolio manager and investment advisor, Mr. Weiss was Senior Vice President and Senior REIT Analyst at First Albany Corporation. At Shearson Lehman Brothers, and predecessor firms, he was founder, Chairman and CEO of Shearson Lehman Real Estate Corporation, Managing Director & Executive Vice President of Shearson Lehman Brothers, Inc., as well as a member of the Board of Directors of 34 Shearson Lehman subsidiaries. He received a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania and a Juris Doctorate degree from the Columbia University School of Law. He is a Registered Principal with the National Association of Securities Dealers and admitted to practice law before the New York State Bar.

     RWW was selected by Vinings on the basis of his background, experience and reputation, and at the recommendation of other public real estate companies that have completed similar going private transactions. There is no affiliation between RWW, or any of its affiliates and Vinings or any of its officers, trustees or affiliates. Vinings received proposals for fairness opinions from several investment banking firms, of which RWW was one. RWW was chosen by Vinings not only because of his reputation in the industry, as stated above, but also because his fee structure was more reasonable in light of Vinings' size and the size of the proposed transaction.

     As financial advisor to Vinings, RWW was asked to render a fairness opinion relating to the valuation of the common shares of Vinings in connection with this reverse share split. In rendering its opinion, RWW reviewed and analyzed, among other things, the following:

     * Public information concerning Vinings contained in its Schedule 14A, Proxy Statement, dated June 9, 2000, and its Quarterly Report on Form 10-Q, for the quarter ended September 30, 2000, and its Annual Report on Form 10-K, for the fiscal years ended December 31, 1999 and 2000.

     *    Historical  and  pro  forma   financial  and  operating   information,
          furnished by Vinings.

     *    Publicly   available   information   concerning  other  companies  and
          transactions which were deemed relevant.

     * Discussions with management regarding the current and historical operating results of Vinings, as well as its prospects.

     *    Recent market price and dividend information.

     *    The financial statements of Vinings.

     * Internal financial statements and forecasts prepared by Vinings' management.

     *    Appraisals or estimates of value of individual or groups of property.

     In addition, RWW conducted other financial studies, analyses, investigations and interviews as were deemed appropriate and held discussions and interviewed members of senior management, regarding the past, current and future projected operations, financial conditions, and future prospects for Vinings. During his review, RWW requested financial information that was made available to him by management. He also took into account an assessment of general economic market and financial conditions as well as his experience in similar transactions.

     RWW reviewed the financial performance of a group of selected publicly traded companies and reviewed selected recent transactions involving purchase, repurchase or tender offers. The companies and transactions analyzed were deemed to be reasonably comparable in several relevant respects for the purpose of his analysis.

     The analysis conducted by RWW in arriving at his opinion involved numerous macroeconomic, operating and financial assumptions and involved the application of the complex methodologies and educated judgment. This analysis involves complex considerations and judgments concerning differences in financial operating characteristics of comparable companies and transactions and other factors that could affect the valuations of the companies to which they are being compared. RWW's evaluation of the value of Vinings share price was as of March 8, 2001 and included the following analyses and conclusions:

     * ANALYSIS OF PUBLICLY TRADED SHARE PRICES AND DIVIDENDS. RWW believes that the best measure of share market value for any public company is the currently traded price per share on the open market. Even when the trading market is thin, as is the case with Vinings, it is still indicative of the value that these shares would command if liquidation took place. The price of Vinings shares has shown wide fluctuations during the fiscal year 2000, and during the latter part of December 2000, the shares traded at their lowest point, below $2.00 per share. Therefore, taking into consideration the fluctuation in value during the year and the small float of stock availability, RWW estimated the fair value of Vinings' shares under market pricing would range between $2.00 and $2.25 per share.

     * ANALYSIS OF BOOK VALUE PER SHARE, BALANCE SHEET AND SHAREHOLDERS EQUITY. RWW believes that while book value or net asset value is not always a good measure for a public company, it is more appropriate for a real estate investment company than most other publicly owned companies. In Vinings' case, using shareholders' equity as of December 31, 1999 and adding back accumulated depreciation and amortization, the net share value approximated $3.25.

     * ANALYSIS OF EARNINGS PER SHARE AND PRICE/EARNINGS RATIO. RWW believes that net income per share or a multiple times net income per share is not an appropriate, accurate or representative measure for valuing Vinings' shares. Vinings has been reporting a net loss per share. Even if depreciation and amortization were added back, RWW believes that this is not a reasonable or viable representation of true stock value for Vinings because of the negative earnings per share. Therefore no weight was given to this measure of value.

     * ANALYSIS OF CASH FLOW AND ADJUSTED FUNDS FROM OPERATIONS. RWW considered cash flow and adjusted funds from operations ("AFFO") as a more appropriate indication of Vinings' value. An analysis of comparable AFFO multiples, for other multifamily real estate investment companies in Vinings' peer group, indicates that an appropriate fair market value based upon AFFO multiples would be in the range of between $2.90 and $3.25.

     * ANALYSIS OF NET ASSET VALUE BASED UPON ESTIMATED MARKET VALUE OF THE PROPERTIES OWNED. RWW believes that an estimate based upon net value of the underlying real estate owned by Vinings is another excellent indication of the fair per share market value for Vinings' shares. In lieu of appraisals for each of the individual properties, a capitalization of actual net operating income at December 31, 2000 indicates an approximate per share value of $2.66.

     In summary, RWW determined that an estimated value for Vinings' common shares of beneficial interest would range between $2.66 and $3.25 per share, for an average per share value of approximately $3.00 as of December 31, 2000. Based upon the foregoing, RWW concluded that $3.00 per share was a fair and reasonable value as indicated by the above analyses, as considered in the aggregate. In reaching his conclusions, RWW considered all of the analyses described above.
RWW did not consider any single analysis as a threshold measurement for rendering his opinion. In addition, RWW considered other factors, as discussed above, including historical market and trading volume of the common stock and Vinings' past and current business prospects.

     Because RWW's opinion as to the fair value of the shares was as of March 8, 2001, the special committee and the Board reviewed the above valuation methods using more recent information, including, but not limited to the market pricing of the shares since January 1, 2001, the current financial operations of Vinings and a valuation of the underlying net asset value of the properties owned as of March 31, 2001. The Board determined that Vinings' operations had not changed substantially since year end December 31, 2000, and believed that the values reached in RWW's opinion were still fair and reasonable as of May 4, 2001, the date of the Board's approval of the transaction.

     Therefore, after careful consideration of all of the valuation methods, the special committee and the full Board determined that a price of $3.20 per common share was the fair value that would be the basis for making the cash payment for fractional common shares.

     The special committee and the Board believes that the reverse share split will also be fair to the holders of preferred shares because (1) the preferred shares, which are convertible into common shares on a one-for-one basis, will maintain the originally intended conversion privilege and (2) the proposed amendment to the Certificate of Designation will preserve the current economic rights of the preferred shareholders so that they will receive the same per annum return on their investment and the same liquidation preference as a percentage of their investment as immediately before the reverse share split.

     After consideration of all the foregoing factors, all of the trustees, including those who are not employees of Vinings, determined that the reverse share split proposal is procedurally and substantially fair to the shareholders of Vinings.

     The Board also considered the timing of implementation of the reverse share split proposal and the intended termination of Vinings' Exchange Act registration for the common shares. The Board concluded that the continued monetary and human resource expense of public registration was unjustified given Vinings' inability to effectively take advantage of many of the benefits of public registration. To achieve the savings from termination, the Board instructed management to implement the reverse share split proposal and termination of registration of the common shares as soon as practicable. (See "Purpose and Reasons for Reverse Share Split Proposal" for further discussion of the expenses of registration.)

     With respect to its intent to terminate Vinings' Exchange Act registration, the Board considered the ability of common shareholders to buy and sell shares. The Board also considered and will continue to consider whether the value of the common shares is being fully recognized in the public market, and as a result, whether Vinings can effectively take advantage of a public market for its shares. The Board also considered and will continue to consider the need to protect the confidentiality of Vinings' proprietary information, along with the potential direct cost savings and savings related to the time and effort currently required of management to comply with the reporting and other requirements associated with a reporting company. After taking into account all of the considerations and conclusions described herein with respect to the benefits and disadvantages of registration of the common shares under the Exchange Act at the present time, the Board has determined that it will terminate registration of the common shares under the Exchange Act as soon as practicable following the reverse share split absent any significant changes in the foregoing considerations that would result in the Board determining that the benefits of continued registration would outweigh the disadvantages. The Board does not foresee any change in circumstance in the reasonably near future that would likely result in the Board determining not to cease registration of the shares. (See "Purpose and Reasons for Reverse Share Split Proposal" for further discussion of the intended termination of Vinings' Exchange Act registration.)


Amendments to the Certificate of Designation Relating to the
Series A Convertible Preferred Shares
-------------------------------------

     The Board of Trustees has deemed advisable and unanimously approved the First Amendment to the Certificate of Designation Classifying and Designating a Series of Preferred Shares as Series A Convertible Preferred Shares of Vinings, which will have the effect of preserving the dividend rights and the liquidation preference of the preferred shareholders after giving effect to the reverse share split. The First Amendment to the Certificate of Designation will only become effective in the event Vinings' shareholders approve the reverse share split. The following are descriptions of the amendments.

     1. Thefollowing sentence would be inserted immediately after the first sentence of Section 3(a) of the Certificate of Designation:

          "In the event the Trust combines its outstanding Series A Convertible Preferred Shares into a smaller number of Series A Convertible Preferred Shares by way of a reverse share split and in connection therewith issues the fractional Series A Convertible Preferred Shares resulting from the combination in lieu of redeeming such fractional shares for cash or other consideration, the per annum dividend rate in effect at the opening of business on the day following the day on which such combination becomes effective shall be adjusted so that the holder of any Series A Convertible Preferred Shares shall be entitled to receive with respect to the Series A Convertible Preferred Shares held immediately after such combination the same aggregate amount of cash dividends payable with respect to the Series A Convertible Preferred Shares held by such holder immediately prior to such combination."

     2. The following sentence would be inserted immediately after the first sentence of Section 4(a) of the Certificate of Designation:

          "In the event the Trust combines its outstanding Series A Convertible Preferred Shares into a smaller number of Series A Convertible Preferred Shares by way of a reverse share split and in connection therewith issues the fractional Series A Convertible Preferred Shares resulting from the combination in lieu of redeeming such fractional shares for cash or other consideration, the Liquidation Preference per Series A Convertible Preferred Share in effect at the opening of business on the day following the day on which such combination becomes effective shall be adjusted so that the holder of any Series A Convertible Preferred Shares shall be entitled to receive with respect to the Series A Convertible Preferred Shares held immediately after such combination the same aggregate Liquidation Preference payable following a Triggering Event with respect to the Series A Convertible Preferred Shares held by such holder immediately prior to such combination."


Reasons for the Amendments to the Certificate of Designation
------------------------------------------------------------

     The Certificate of Designation relating to the terms of the preferred shares currently provides that the holders of preferred shares are entitled to receive dividends at the per annum rate of $0.4675 per share. In addition, the Certificate of Designation provides that upon the occurrence of specific triggering events, the holders of the preferred shares are entitled to receive out of the assets legally available for distribution, before any payments are made to the holders of any shares ranking junior to the preferred shares, a liquidation preference of $4.46 per share plus any accumulated and unpaid distributions on the preferred shares.

     There is currently no mechanism in the Certificate of Designation that adjusts the specified per annum dividend rate or the liquidation preference in the event of a reverse share split. As a result, if the proposed amendments were not adopted in connection with the reverse share split, then following the reverse share split the preferred shareholders would hold fewer shares, with each share representing the right to receive the same per annum dividend and the same liquidation preference as before the reverse share split. The holders of preferred shares would effectively be entitled to receive less aggregate dividends and would have a reduced aggregate liquidation preference. Because this is not the intent of the Board in effecting the reverse share split, the Board of Trustees believes it is fair and advisable to preserve the current economic rights of the preferred shareholders upon the occurrence of the reverse share split being proposed at the annual meeting. Consequently, the Board of Trustees has structured the reverse share split to include the amendments to the Certificate of Designation described in this Proxy Statement. The reverse share split cannot become effective until the First Amendment has been filed with the Secretary of State of the Commonwealth of Massachusetts and the Clerk of the City of Boston.


Structure of Reverse Share Split
--------------------------------

     The reverse share split is of both the common shares and the preferred shares. If the reverse share split is ratified at the annual meeting, the reverse share split and the First Amendment to the Certificate of Designation will become effective as soon as practicable following the date of the annual meeting upon the filing of the First Amendment to the Certificate of Designation with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston. If ratified, the reverse share split will have the following effects:


     o    Shareholders with fewer than 1,000 shares.

     If you are a record holder of fewer than 1,000 common shares at the effective time of the reverse share split, you will be entitled to receive a cash payment in lieu of receiving a fraction of a common share to which you would otherwise be entitled. After the reverse share split, you will have no further interest in the common shares. If you are a holder of fewer than 1,000 preferred shares at the effective time of the reverse share split, you will be entitled to receive a fraction of a new preferred share. You will not have to pay any service charges or brokerage commissions in connection with the reverse share split or the cash payments.


     o    Shareholders with 1,000 or more shares.

     If you are a record holder of 1,000 or more common shares or preferred shares at the effective time of the reverse share split, we will combine your shares into one one thousandth (1/1,000) of the number of shares you held immediately prior to the reverse split, and common shareholders will be entitled to receive a cash payment for any shares that would otherwise result in fractional shares. For example, if you are a registered holder of 10,500 common shares or preferred shares immediately prior to the effective time, your shares will be converted to 10 common shares or preferred shares and you will receive a cash payment equal to $1,600 (i.e., 500 pre-split shares multiplied by $3.20), in the case of common shares, or a fraction of a new preferred share, in the case of preferred shares, as applicable.


     o    Beneficial Owners of Vinings Common Shares or Preferred Shares.

     Nominees (such as a bank or broker) may have required procedures, and shareholders holding common shares or preferred shares in street name should contact their nominees to determine how they will be affected by the reverse share split. NOTE: If you are a beneficial owner of fewer than 1,000 common shares or the beneficial owner of more than 1,000 common shares, but not in an even multiple of 1,000, and you want to have the fractional share to which you would otherwise be entitled following the reverse share split exchanged for a cash payment, you should instruct your nominee to transfer your shares into a record account in your name in a timely manner so that you will be considered a holder of record immediately prior to the effective time of the reverse share split.

     In the event any certificate representing common shares or preferred shares is not presented for exchange or for a cash payment, as applicable, upon request by Vinings, the common shares or preferred shares you receive upon exchange or the cash payment, as applicable, will be administered in accordance with the relevant abandoned property laws. Until common shares or preferred shares or cash payments have been delivered to the public official pursuant to the abandoned property laws, the cash payments or certificates will be paid to the holder thereof or its designee, without interest, when the share certificate has been properly presented for exchange or cash payment.


Exchange of Share Certificates and Payment of Fractional Shares
---------------------------------------------------------------

     EquiServe has been appointed the exchange agent to carry out the exchange of old common share certificates for new common share certificates. Vinings will act as the exchange agent to carry out the exchange of old preferred share certificates for new preferred share certificates. Registered shareholders of either common shares or preferred shares will receive a letter of transmittal promptly after the reverse share split becomes effective. These shareholders must complete and sign the letter of transmittal and return it with their share certificate(s) to the appropriate exchange agent, depending on whether they own common or preferred shares, before they can receive new share certificates and/or the cash payment for those shares. You should not submit any certificates until requested to do so.

     If the reverse share split is effected, each shareholder who holds fewer than 1,000 common shares immediately prior to the effectiveness of the reverse share split will cease to have any rights with respect to those common shares and will have only the right to receive the cash payment in lieu of fractional shares to which that shareholder of record would otherwise be entitled. No service charges will be payable by shareholders in connection with the exchange of certificates or the issuance of new certificates or cash payments, all the expenses of which will be borne by Vinings. Promptly following the effective date, eash shareholder will be furnished with the necessary materials and instructions to effect the exchange (and to receive the cash payment, if applicable). Certificates representing common shares or preferred shares subsequently presented for transfer to a third party will not be transferred on the books and records of Vinings until the certificates representing the shares have been exchanged for the cash payment or certificates representing new common shares or new preferred shares (or a fraction thereof).


Potential Detriments of Reverse Share Split Proposal to Shareholders; Accretion in Ownership and Control of Certain Shareholders
------------------------------------------------

     The potential detriments to shareholders who remain holders of shares after effecting the reverse share split and termination of registration under the Exchange Act include decreased liquidity and decreased access to information about Vinings. Upon termination of registration of the common shares, Vinings will no longer be subject to the periodic reporting requirements and the proxy rules of the Exchange Act. However, Vinings will continue to deliver financial statements to its shareholders on an annual basis. Because there will no longer be a public market for the purchase and sale of the common shares, the liquidity of the common shares will be adversely affected.

     If the proposed reverse share split is effected, Vinings believes that less than fifty registered shareholders of common shares will remain outstanding (based on Vinings' current registered shareholder records). In addition, individuals who are members of the Board and executive officers of Vinings now owning approximately 72% of the common shares and 32% of the preferred shares will own approximately 82% of the common shares and 32% of the preferred shares after the reverse share split.


Conduct of Vinings' Business after Reverse Share Split
------------------------------------------------------

     Vinings expects its business and operations to continue as they are currently being conducted and, except as disclosed below, the reverse share split is not anticipated to have any effect upon the conduct of its business.

     Other than as described in this Proxy Statement, neither Vinings nor its management has any current plans or proposals to effect any of the following extraordinary corporate transactions:

     *    a merger or liquidation;

     *    the sale or transfer of any material amount of its assets;

     *    a change in its Board or management;

     *    a material change in its indebtedness or capitalization; or

     * to otherwise effect any material change in its corporate structure or business.

     However, if the reverse share split is approved, the Board of Trustees will continue to review and evaluate, from time to time, Vinings' ongoing operations, including, but not limited to its capitalization, its debt structure, its current business structure and other issues to determine that its operations are being conducted in the best interests of the shareholders. (See "Purpose and Reasons for Reverse Share Split Proposal" for further discussion.)


Effects of Reverse Share Split Proposal on Vinings' Shareholders
----------------------------------------------------------------

     *    Rights, Preferences and Limitations.

     Except for differences in the terms of the preferred shares resulting from the provisions of the First Amendment to the Certificate of Designation relating to the preferred shares, there are no material differences between the respective rights, preferences or limitations of the existing common shares and preferred shares and the "new" common shares and preferred shares that will be issued following the reverse share split.

     The reverse share split will have no effect on the total number of shares that Vinings has the authority to issue. In addition, the voting and other rights that presently characterize the shares will not be altered by the reverse share split.

     *    Financial Effect.

     The reverse share split and the expenditures for professional fees and other expenses related to the transaction will not have a material effect on Vinings' balance sheet, statement of income, or ratio of earnings to fixed charges. The expenditures have been estimated as follows:

          *    aggregate cash payments for fractional shares - $436,750;

          *    fees and expenses of legal counsel - $150,000;

          *    fees and expenses of exchange agent - $20,000;

          *    printing and postage - $2,500;

          *    and miscellaneous - $300.

     The only consideration to be paid will be the cash payment for shares that would otherwise be combined into fractional common shares.

     *    Source of Funds.

     Vinings has received a commitment from Berkshire Mortgage Finance Limited Partnership to refinance the existing mortgage loan on one of the apartment communities held by Vinings. The principal loan amount will be $8,080,000 with a fixed interest rate of 6.99%. Monthly payments of principal and interest of $53,702 will be made from the operating cash flow of the property securing the mortgage loan. The term of the loan will be for ten years and the transaction is expected to close no later than June 1, 2001. Vinings anticipates that there will be excess proceeds after paying all costs and the existing mortgage indebtedness. A portion of these proceeds is expected to be used to pay the cash payment for the fractional common shares.

     *    Effect on Market for Shares.

     Vinings estimates that the number of common shares outstanding after the reverse share split, if effected, will be approximately 964 and that the number of preferred shares outstanding after the reverse share split, if effected, will be approximately 1,988.

     The new common shares will continue to be traded on the over-the-counter Bulletin Board under the symbol "VIPIS." However, if the Board terminates registration of the new common shares under the Exchange Act, which is its current intention, there will no longer be a public market for the new common shares. (See "Termination of Exchange Act Registration of Common Shares.")

     Vinings has no current plans to issue additional common shares, but reserves the right to do so at any time and from time to time at the prices and on the terms as the Board determines to be in the best interests of Vinings and its shareholders. Persons who continue as shareholders following implementation of the reverse share split will not have any preemptive or other preferential rights to purchase any of Vinings' shares that may be issued in the future, unless such rights are currently specifically granted to that shareholder.

     *    Securities  Laws  Relating to the New Common  Shares and New Preferred
          Shares.

     Vinings has not filed with the SEC a registration statement under the Securities Act of 1933 for the registration of the new common shares to be issued and exchanged pursuant to the reverse share split proposal. Instead, the new common shares and the new preferred shares will be issued in reliance on exemptions contained in Section 3(a)(9) and Rule 145(a)(1) under the Act. Upon consummation of the reverse share split, the new common shares and the new preferred shares are expected to be freely transferable under the Act by those shareholders of Vinings not deemed to be "affiliates" of Vinings. New common shares and new preferred shares acquired by persons who are "affiliates" of Vinings will be subject to the resale restrictions of Rule 144 under the Act.

     *    Termination of Exchange Act Registration of Common Shares.

     The reverse share split proposal will affect the public registration of the new common shares with the SEC under the Exchange Act, as Vinings intends to terminate this registration as soon as practicable after approval of the reverse share split proposal by the shareholders. Registration under the Exchange Act may be terminated by Vinings if the common shares are no longer held by 300 or more shareholders of record. Termination of registration of the common shares under the Exchange Act would substantially reduce the information required to be furnished by Vinings to its shareholders and to the SEC and would make a number of provisions of the Exchange Act, such as proxy statement disclosure in connection with shareholder meetings and the related requirement of an annual report to shareholders, no longer applicable to Vinings.

     With respect to the executive officers and trustees of Vinings, in the event of the intended termination of registration of the common shares under the Exchange Act: (a) executive officers, trustees and other affiliates would no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including without limitation the reporting and short-swing profit provisions of Section 16 of the Exchange Act, and (b) executive officers, trustees and other affiliates of Vinings may be deprived of the ability to dispose of common shares and preferred shares pursuant to Rule 144 under the Act. Upon termination of Exchange Act registration, Vinings will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws. (See "Securities Laws Relating to the New Common Shares and New Preferred Shares.")


Material Federal Income Tax Consequences
----------------------------------------

     We summarize below the material federal income tax consequences to Vinings and shareholders resulting from the reverse share split proposal. This summary is based on existing U.S. federal income tax law, which may change, even retroactively. This summary is not binding on the Internal Revenue Service. There can be no assurance and none is given that the IRS or the courts will not adopt a position that is contrary to the statements contained in this summary. This summary does not discuss all aspects of federal income taxation, which may be important to you in light of your individual circumstances, and many shareholders may be subject to annual tax rules. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences in light of your specific circumstances.

     This summary also assumes that you are one of the following:

     *    a citizen or resident of the United States;

     * a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state);

     * an estate the income of which is subject to U.S. federal income taxation regardless of its sources;

     * a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust; or

     * any other person whose worldwide income and gain is otherwise subject to U.S. federal income taxation.

     This summary also assumes that you have held and will continue to hold your shares as capital assets for investment purposes under the Internal Revenue Code of 1986, as amended.

     We believe that the reverse share split proposal should be treated as a tax-free "recapitalization" for federal income tax purposes. This should result in no material federal income tax consequences to Vinings.

     If you own fewer than 1,000 common shares you will receive only cash in the reverse share split. This receipt of cash will generally result in the recognition of gain or loss equal to the difference between the cash received and your adjusted basis in the surrendered common shares. The gain or loss recognized will be capital gain or loss, which will be long-term capital gain or loss if your holding period for the common stock exceeds one year.

     If you own a number of common shares that is evenly divisible by 1,000, you will receive only common shares in the reverse share split. You will not recognize gain or loss, will continue to hold your common shares with the same adjusted tax basis, and will not commence a new holding period for your shares. If you receive both common shares and cash in the reverse share split, the cash received will be taxable to the extent of the gain realized, unless it is determined that the reverse split of the common shares has the "effect of the distribution of a dividend" under the Internal Revenue Code of 1986, as amended (taking into account the constructive ownership rules). If it is determined that the reverse share split has that effect, the cash received in lieu of fractional common shares will be treated as a dividend to the extent of the shareholder's ratable share of Vinings' undistributed earnings and profits, and the balance of the cash will be treated as received in exchange for property in an amount equal to the difference between the portion of the cash not treated as a dividend and the shareholder's adjusted tax basis in the common shares exchanged for cash. The Code provisions that dictate whether the cash received will have the "effect of the distribution of a dividend" are complex and are beyond the scope of this discussion.

     A holder of preferred shares will receive only preferred shares in the reverse share split. If you hold preferred shares, you will not recognize gain or loss as a result of the reverse share split, unless you increase your proportionate interest in the assets or earnings and profits of the corporation as a result of the reverse share split. If you do increase your proportionate interest, you will be treated as receiving a distribution up to a maximum of the amount of dividends in arrears on the preferred stock. This distribution will be taxable as ordinary income to the extent of the preferred shareholder's ratable share of Vinings' earnings and profits, thereafter as a return of capital to the extent of your adjusted basis in the preferred shares, and finally as gain from sale of those shares.


Dissenter's Rights; Escheat Laws
--------------------------------

     Vinings' Third Amended and Restated Declaration of Trust contains no provisions entitling any shareholder of Vinings who dissents from any action taken pursuant to authorization of a majority or any other vote of shareholders to receive an appraisal and payment of the fair value for the dissenting shareholder's shares. Nor is there any statute in Massachusetts applicable to business trusts that provides for appraisal rights comparable to the statutory appraisal rights that the Massachusetts Business Corporation Law provides to stockholders of Massachusetts business corporations who dissent from stockholder-approved corporate actions, including the merger, sale of substantially all corporate property and any charter amendment that adversely affects the rights of the dissenting stockholder. Until 1991, it was widely believed that there were no common law dissenters' appraisal rights in Massachusetts. In 1991, however, the Supreme Judicial Court of Massachusetts held that common law appraisal rights similar to those described in the Massachusetts Business Corporation Law were available to dissenting minority stockholders of a Massachusetts trust company (as to which the statutory rights of the Massachusetts Business Corporation Law do not apply) in a case in which an 85% controlling stockholder approved a 1-for-2,500 reverse stock split that converted all minority share interests into an amount of cash that the trial court determined was not fair and reasonable. The Supreme Judicial Court acknowledged that, insofar as the stockholders of the trust company were concerned, "it was, of course, not clear at the time of the reverse stock split that such a [common law appraisal] right existed." The Court also distinguished its decision in a 1975 case in which it had held that there was no common law appraisal right for dissenting stockholders of a not-for-profit golf club corporation that had sold all of its property and in which decision the Court had stated that it is "very dubious whether such a right ever existed in the absence of statute even with respect to business corporations."

     Accordingly, it is not clear under what conditions or with respect to what possible transactions, if any, common law appraisal rights in Massachusetts might apply to a business trust such as Vinings. However, counsel to Vinings has advised the trustees that Vinings' shareholders will not be entitled to dissenters' rights of appraisal in connection with the reverse share split.

     Shareholders whose shares are eliminated and whose addresses are unknown to Vinings, or who do not return their share certificates and request payment, generally have a specific number of years from the date of the reverse share split to claim the cash payment payable to them. If no claim is made within this period, state law generally provides that these payments are deemed abandoned and forfeit to the state.


Intention to Terminate Public Registration
------------------------------------------

     Vinings intends to terminate public registration of the common shares with the SEC under the Exchange Act as soon as practicable after ratification of the reverse share split proposal by the shareholders. Shareholders should note that the decision by the Board to terminate Exchange Act registration does not require shareholder approval and will not be voted on at the annual meeting. Further, there is no assurance that the number of shareholders will be fewer than 300 following the effective date. While Vinings intends to cease public registration of its common shares following the reverse share split, the Board may choose not to implement this strategy if the Board determines that it is not then in the best interests of Vinings and its shareholders given the then existing market conditions. (See "Fairness of Reverse Share Split Proposal.")

     The Board recommends that you vote FOR the reverse share split and the transactions contemplated thereby. Proxies solicited by the Board will be voted
  FOR this reverse share split proposal, unless you specify otherwise in your proxy.


                        PROPOSAL 2: ELECTION OF TRUSTEES

     The Board of Trustees of Vinings currently consists of five members, each of whom serves for a one year term and until the election and qualification of his or her successor.

     At the annual meeting, five trustees will be elected to serve until the 2002 annual meeting of shareholders and until the election and qualification of his or her successor. The Board has nominated Peter D. Anzo, Stephanie A. Reed, Phill D. Greenblatt, Henry Hirsch and John Christy, each of whom currently serves as a trustee, for election as trustees. Information with respect to the persons nominated by the Board of Trustees for election as trustees is shown below under "Information Regarding Trustees." Unless otherwise specified in the proxy, it is the intention of the proxy holders to vote the shares represented by each properly executed proxy for the election as trustees of each of the nominees. Each of the nominees has agreed to stand for election and to serve if elected as a trustee. If any of the persons nominated by the Board fails to stand for election or is unable to accept election, however, proxies not marked to the contrary will be voted in favor of the election of such other person as the Board may recommend.


Vote Required For Approval
--------------------------

     A quorum being present, the affirmative vote of a majority of the votes cast at the annual meeting is necessary to elect a nominee as a trustee of Vinings. Only the holders of common shares are entitled to vote in the election of trustees.

     Mr. Anzo is the beneficial owner of a majority of Vinings' common shares, controlling approximately 59% as of the date of this Proxy Statement. Mr. Anzo has stated that he intends to vote in favor of Proposal 2 as recommended by the Board of Trustees. Therefore, Vinings expects that Proposal 2 will be approved.


            The Board of Trustees of Vinings recommends that Vinings' shareholders vote "FOR" the election of each of the five nominees as trustees of Vinings.



                         INFORMATION REGARDING TRUSTEES

Meetings of Board of Trustees and Committees
--------------------------------------------

     During fiscal 2000, the Board of Trustees of Vinings held seven meetings. Each trustee who is currently a trustee attended 100% of the total number of meetings held by the Board of Trustees and meetings held by all committees of the Board of Trustees on which that trustee served.

Audit Committee
---------------

     The Audit Committee of the Board, which currently consists of Ms. Reed and Mr. Hirsch did not meet during fiscal 2000, but did meet to review Vinings' December 31, 2000 Annual Report on Form 10-K. Vinings' common shares trade on the OTC (Over-the-Counter) Bulletin Board, and, accordingly, Vinings is not subject to the rules of the Nasdaq Stock Market. During the last fiscal year, the Audit Committee did not consist solely of members who are independent directors within the meaning of Rule 4200(a)(14) of the Market Place Rules of the Nasdaq Stock Market. Ms. Reed does not meet the independence requirements under the meaning of the foregoing rule because she is an officer of Vinings. However, the Board determined that it was in the best interests of Vinings for Ms. Reed to be a member of the Audit Committee. While the Board has not adopted a written charter for the Audit Committee, the functions of the Audit Committee include, among others: reviewing the financial statements of Vinings and the scope of the annual audit; monitoring Vinings' internal financial and accounting controls; and recommending to the Board the appointment of independent public accountants.


Compensation Committee
----------------------

     With the resignation of Gilbert H. Watts, Jr. and James D. Ross as trustees in March 2000, both of whom were members of the Compensation Committee, and given that there are no executives other than Mr. Anzo, the President, Chief Executive Officer and Chairman of the Board of Trustees and Ms. Reed, Vice President, Secretary, Treasurer and a trustee, Vinings no longer has a formal Compensation Committee. However, Mr. Anzo and Ms. Reed will make general recommendations to and review with the Board of Trustees any compensation that may be granted to anyone other than themselves.


Compensation of Trustees
------------------------

     Trustees who are officers of Vinings do not receive compensation for services as trustees. Trustees who are not officers of Vinings receive compensation for their services as the Board may from time to time determine. During fiscal 2000, the non-employee trustees did not receive any compensation for their services.

     In addition, the non-employee trustees are eligible to participate in Vinings' 1997 Stock Option and Incentive Plan. No awards were made or granted during fiscal 2000.


Information Regarding Trustees
------------------------------
         Set forth below is information regarding the current five trustees of Vinings.

                                                  Trustee
                  Name                             Since
                  ----                             -----
                  Peter D. Anzo                     1996
                  Stephanie A. Reed                 1996
                  John A. Christy                   2000
                  Phill D. Greenblatt               1996
                  Henry Hirsch                      1996

     Peter D. Anzo, age 47, has been Chief Executive Officer, President and Chairman of the Board of Trustees since 1996. He has also been Chief Executive Officer and a director of The Vinings Group, Inc. and affiliates since 1987. From 1990 through 1997 Mr. Anzo was Chief Executive Officer and a director of A&P Investors, Inc. Mr. Anzo has been a delegate of the National Apartment Association since 1995. He has been on the Legislative Committee of NAA since 1991 and is the current Chairman. He is also past Chairman of the Political Action Committee of NAA. He has been past Co-Chairman of the Government Affairs Committee since 1995, Co-Chairman of the Affordable Housing Task Force and was a director from 1992 until 1998 of the Atlanta Apartment Association. He was a director of the Georgia Apartment Association from 1993 to 1998. From 1983 until 1986, Mr. Anzo served as Vice President of Acquisitions of First Investment Companies, where he was involved in the management and acquisition of commercial apartment properties throughout the United States. Mr. Anzo was Vice President, Dispositions of Balcor/American Express from 1981 until 1983, where he was involved in the sale of apartment communities and commercial properties in the United States. Prior to 1981, Mr. Anzo was involved in the management, leasing, purchase and construction of real property with The Beaumont Company and Linkletter Properties.

     Stephanie A. Reed, age 43, has been Vice President, Secretary, Treasurer and a trustee since 1996. Since 1991, Ms. Reed has been Vice President and a director of The Vinings Group, Inc. and affiliates. From 1987 to 1991, Ms. Reed was Vice President-Development of The Sterling Group, Inc., a multifamily development company located in Atlanta, Georgia where she was responsible for all phases of development for multifamily projects. Prior to 1987, she served as Vice President-Finance of The Sterling Group, Inc., in the syndication and management of multifamily projects. Prior to joining The Sterling Group, Inc., she was a certified public accountant for independent public accounting firms in Atlanta, Georgia and Orlando, Florida.

     John A. Christy, age 45, has been a trustee since May 1, 2000. Mr. Christy is currently a partner of Schreeder, Wheeler & Flint, LLP, an Atlanta law firm, where he focuses his law practice in the areas of real estate, litigation and bankruptcy. He graduated from Duke University in 1977 and Emory University School of Law in 1980. Mr. Christy is a member of the Atlanta Bar Association.

     Phill D. Greenblatt, age 55, has been a trustee since 1996. Since 1975, Mr. Greenblatt has been President of p.d.g. Real Estate Co., Inc., a real estate brokerage and investment firm which invests in multifamily, retail and industrial properties in Colorado, Arizona and Florida. From 1971 through 1974, Mr. Greenblatt was a commercial sales associate with Heller-Mark Realty. He also served as an investment banking officer for the First National Bank of Denver from 1968 to 1971.

     Henry Hirsch, age 64, has been a trustee since 1996. Mr. Hirsch is Chairman of the Board of Engineered Concepts, Inc., ECI Management Corporation and ECI Realty, and is President of ECI Properties, positions which he has held for over ten years. Mr. Hirsch has been involved in the real estate business since 1968, specializing in multifamily apartment development. He and his related entities currently own and/or manage over 3,500 apartment units, as well as office buildings. The construction arm of his related entities has completed over $300,000,000 of new construction and rehabilitation. Mr. Hirsch is a Certified Apartment Property Supervisor with the National Apartment Association. He has served on the Hotpoint Builders Advisory Council and National Association of Home Builders, and has served as a director and past President of the Atlanta Apartment Association. He has also served as a Regional Vice President of the National Apartment Association.


                    INFORMATION REGARDING EXECUTIVE OFFICERS

     Listed below are the names of the executive officers of Vinings. The names and ages of all executive officers of Vinings and principal occupation and business experience during at least the last five years is discussed above in "Information Regarding Trustees."

           Name                       Position
           -----                      ---------
           Peter D. Anzo              President, Chief Executive Officer and
                                      Chairman of the Board of Trustees
           Stephanie A. Reed          Vice President, Secretary and Treasurer



                             EXECUTIVE COMPENSATION

Summary Compensation Table
--------------------------

     The following table shows for the fiscal years ended December 31, 2000, 1999 and 1998 the annual compensation paid by Vinings to the Chief Executive Officer. Vinings had no executive officers who earned in excess of $100,000 during fiscal year 2000.

                                  Annual Compensation                       Long Term Compensation
                             -----------------------------------------  --------------------------------------
                                                                                    Awards           Payouts
                             -------- ------ ----------- -------------  ------------------------ --------------------------
            (a)                (b)     (c)      (d)          (e)            (f)            (g)         (h)          (i)
                                                                                       Securities
                                                                        Restricted     Underlying                   All
                                                            Other       Stock Award     Warrants/      LTIP        Other
                                      Salary   Bonus        Annual                       Options     Payouts    Compensation
                                                         Compensation
           Name               Year     ($)      ($)          ($)            ($)            (#)         ($)          ($)
---------------------------- -------- ------ ----------- ------------- -------------- -------------- --------- ---------------
Peter D. Anzo (1)            2000       -        -            -              -              -           -            -
  President, Chief           1999       -        -            -              -              -           -            -
  Executive Officer          1998       -    40,000(2)        -              -        35,000(3)         -            -
  and Chairman of
  the Board of Trustees
----------------------------

(1) Mr. Anzo did not receive any salary compensation from Vinings for services rendered in his capacity as President, Chief Executive Officer and Chairman of the Board of Trustees of Vinings during the fiscal years ended December 31, 2000, 1999 or 1998.

(2) Represents a bonus in the form of 10,000 common shares that had an aggregate market value as of July 1, 1998, the date of the grant, of $40,000.

(3) Represents stock options granted pursuant to Vinings' 1997 Stock Option and Incentive Plan.


Option Grants in Last Fiscal Year
---------------------------------

     No stock options were granted during fiscal 2000.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Values
--------------------------------------------------------------------------

     The following table sets forth the common shares acquired and the value realized upon exercise of stock options during fiscal 2000 by the Chief Executive Officer (who is the only executive officer named in the Summary Compensation Table) and information concerning the number and value of unexercised stock options. There are currently no outstanding SARs.



       (a)                 (b)              (c)                      (d)                              (e)
                                                             Number of Securities            Value of Unexercised
                     Shares Acquired       Value            Underlying Unexercised           In-the-Money Options/
       Name            on Exercise        Realized      Options/Warrants at FY-End(#)     Warrants at FY-End (#) (1)
       ----            -----------        --------      ------------------------------    --------------------------
                           (#)              ($)           Exercisable Unexercisable        Exercisable Unexercisable
                           ---              ---           ----------- -------------        ----------- -------------

Peter D. Anzo               -                -            40,000           -                  - (1)          -


(1) As of December 31, 2000, Mr. Anzo's stock options were not in the money because the market value of the shares was less than or equal to the exercise price of the options.


Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     With the resignation of Gilbert H. Watts, Jr. and James D. Ross as trustees in March 2000, both of whom were members of the Compensation Committee, and given that there are no executives other than Mr. Anzo, the President, Chief Executive Officer and Chairman of the Board of Trustees and Ms. Reed, Vice President, Secretary, Treasurer and a trustee, Vinings no longer has a formal Compensation Committee. However, Mr. Anzo and Ms. Reed will make general recommendations to and review with the Board of Trustees any compensation that may be granted to anyone other than themselves.

     Effective March 1, 2000, 628,927 common shares of Vinings were purchased in a privately negotiated transaction by the officers of Vinings, one of their affiliates and an affiliate of one of the trustees of Vinings from a limited number of shareholders, which included three of the trustees and several of their affiliates. In connection with the stock transaction, the three selling trustees - James D. Ross, Martin H. Petersen and Gilbert H. Watts, Jr. - resigned from the Board of Trustees.

     On March 15, 2000, the Board of Trustees voted to waive the ownership limitations in Vinings' Declaration of Trust with respect to shareholders acquiring shares in the above transaction, as well as with respect to several holders of preferred shares.


Audit Committee Report for the Fiscal Year ended December 31, 2000
------------------------------------------------------------------

     The Audit Committee has reviewed and discussed the audited financial statements of Vinings for the fiscal year ended December 31, 2000 with Vinings' management. The Audit Committee has discussed with Habif, Arogeti & Wynne LLP, Vinings independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has also received the written disclosures and the letter from Habif, Arogeti & Wynne LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Habif, Arogeti & Wynne LLP with that firm. The Audit Committee reviewed non-audit services provided by its independent accountants for the last fiscal year, and determined that those services did not impair the accountants' independence. The Audit Committee is also responsible for handling disagreements with Vinings' independent accountants or the termination of their engagement.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that Vinings' audited financial statements be included in Vinings' Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC. In addition, the Audit Committee reviewed and recommended to the Board that Habif, Arogeti & Wynne LLP be retained by Vinings for the fiscal year ended December 31, 2001.

                        Submitted by The Audit Committee

            Stephanie A. Reed                        Henry Hirsch


Shareholder Return Performance Graph
------------------------------------

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Vinings' common shares with the cumulative total return of the National Association of Real Estate Investment Trusts' ("NAREIT") Equity REIT Total Return Index (the "Equity REIT Index") and companies on the Standard & Poor's (S&P) 500 Stock Index. The returns are based on the market price of the shares and assume the reinvestment of dividends. The calculation of total cumulative return assumes a $100 investment in the shares on December 31, 1995. The comparisons in the table are historical and are not intended to forecast or be indicative of possible future performance of Vinings' common shares.




                        1995     1996    1997     1998     1999     2000
                        ----     ----    ----     ----     ----     ----
Vinings Investment
Properties Trust         100     166      166      145      141      70

NAREIT Equity Index      100     135      163      134      128     162

S & P 500 Index          100     123      164      211      255     232



                      PRINCIPAL AND MANAGEMENT SHAREHOLDERS

     The following table sets forth, to the best knowledge and belief of Vinings, information regarding the beneficial ownership of Vinings shares as of March 12, 2001 by (a) each person known by Vinings to be the beneficial owner of more than 5% of the outstanding common shares, (b) each of the trustees, (c) each of the executive officers of Vinings and (d) all of Vinings' executive officers and trustees as a group. Unless otherwise indicated, the address for those listed below is c/o Vinings Investment Properties Trust, 2839 Paces Ferry Road, Suite 1170, Atlanta, GA 30339.




                                                    Amount and Nature
Trustees, Executive Officers                         of Beneficial    Percent of
  and 5% Shareholders                                 Ownership (1)    Class (2)
----------------------------                       -----------------  ----------

 Kinder Gelt, L.P......................................588,235  (3)     34.83%
 2700 Delk Road
 Suite 100
 Marietta, GA 30067

 Strico Vinings, LLC ..................................470,588  (3)     29.95%
 6065 Roswell Road
 Suite 800
 Atlanta, GA 30328

 Watts Agent, L.P......................................470,588  (3)     29.95%
 1006 Trammel Street
 Dalton, GA 30720

 Lawrence E. Cooper....................................235,294  (3)     17.61%
 1150 Lake Hearn Drive
 Suite 650
 Atlanta, GA 30342

 Sylco, L.P............................................117,647  (3)      9.66%
 1150 Lake Hearn Drive
 Suite 650
 Atlanta, GA 30342

 VIP Management, LLC...................................100,000           9.09%

 Hirsch Investments, LLC............................... 84,500           7.68%
 2700 Delk Road
 Suite 100
 Marietta, GA 30067

 Peter D. Anzo.........................................714,064  (4)     61.51%
 Stephanie A. Reed..................................... 53,059  (5)      4.71%
 John A. Christy.......................................    600  (6)        *
 Phill D. Greenblatt................................... 61,917  (7)      5.44%
 Henry Hirsch..........................................676,274  (8)     39.85%

 All Trustees and officers as a group (5 persons)...1,514,278   (9)     83.16%
----------------------

     *    Less than 1%

(1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote that security or the power to dispose of that security. The amounts set forth above as beneficially owned include shares owned or controlled, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed. For purposes of Rule 13d-3, a person is deemed to be the beneficial owner of a security if that person has the right to acquire voting or investment power with respect to that security within 60 days.

(2) Percentages are calculated on the basis of 1,100,487 common shares outstanding as of March 12, 2001, together with applicable options or convertible securities of each shareholder exercisable for common shares within 60 days of March 12, 2001.

(3) The shares reported may be acquired within 60 days of March 12, 2001 upon conversion of the preferred shares into common shares on a one-for-one basis at the option of the shareholder, or at the election of Vinings into an amount of cash equal to the fair market value of the common shares at the time of the conversion.

(4) Mr. Anzo's holdings can be summarized as follows: (a) 553,625 common shares held directly; (b) 100,000 common shares held indirectly through entities that he currently controls; (c) 40,000 vested stock options; and (d) 20,439 common units of Vinings' operating partnership held directly. Mr. Anzo's stock options and common units may be exercised or exchanged, respectively, for common shares on a one-for-one basis within 60 days of March 12, 2001.

(5) Ms. Reed's holdings can be summarized as follows: (a) 27,718 common shares held directly; (b) 12,500 vested stock options; (c) 11,765 preferred shares held directly; and (d) 1,076 common units of Vinings' operating partnership held directly. Ms. Reed's stock options and common units may be exercised or exchanged, respectively, for common shares on a one-for-one basis within 60 days of the date of this report. Ms. Reed's preferred shares may be converted into common shares on a one-for-one basis at her option, or at the election of Vinings, into an amount of cash equal to the fair market value of the common shares at the time of the conversion, within 60 days of March 12, 2001.

(6) Mr. Christy disclaims beneficial ownership of the 600 common shares, as these shares are owned by his wife.

(7) Mr. Greenblatt's holdings can be summarized as follows: (a) 24,005 common shares held directly; (b) 8,500 vested stock options; and (c) 29,412 preferred shares held directly. Mr. Greenblatt's stock options may be exercised within 60 days of the date of this report. Mr. Greenblatt's preferred shares may be converted into common shares on a one-for-one basis at his option, or at the election of Vinings, into an amount of cash equal to the fair market value of the common shares at the time of the conversion, within 60 days of March 12, 2001.

(8) Mr. Hirsch's holdings may be summarized as follows: (a) 60,012 common shares held directly; (b) 8,500 vested stock options; (b) 588,235 preferred shares held indirectly through an entity that he currently controls; (c) 15,889 common shares held indirectly through an entity that he currently controls; and (d) 12,002 common shares held in trust for the benefit of others, of which Mr. Hirsch's wife is a trustee. Mr. Hirsch may be deemed to beneficially own the 12,002 common shares by virtue of the fact that his wife is a co-trustee. Mr. Hirsch expressly disclaims beneficial ownership of the 12,002 common shares held in trust and the filing of this Proxy Statement shall not be deemed an admission that Mr. Hirsch is the beneficial owner of these common shares. Mr. Hirsch's stock options may be exercised within 60 days of the date of this Proxy Statement. Mr. Hirsch's preferred shares may be converted into common shares on a one-for-one basis at his option, or at the election of Vinings, into an amount of cash equal to the fair market value of the common shares at the time of the conversion within 60 days of March 12, 2001.

(9) The trustees' and officers' holdings, as a group, may be summarized as follows: (a) 665,360 common shares held directly; (b) 128,491 common shares held indirectly; (c) 69,500 vested stock options; (d) 21,515 common units of Vinings' operating partnership held directly; (e) 41,177 preferred shares held directly; and (f) 588,235 preferred shares held indirectly. The Trustees' and officers' stock options, common units and preferred units may be exercised or exchanged, respectively, for an equal number of common shares within 60 days of March 12, 2001.


                                CHANGE OF CONTROL

     Vinings has experienced a change of control since the beginning of fiscal 1999. As of January 1, 1999, Vinings had four significant beneficial owners of its common shares: Financial & Investment Management Group, Ltd. - 28.24%, Peter
D. Anzo - 12.13%, Martin H. Petersen - 8.73% and Clifford K. Watts - 8.18%. As a result of the transactions described below, Mr. Anzo now is the beneficial owner of a majority of Vinings' common shares, holding 61.51% of the common shares as of the date of this Proxy Statement. All information regarding share ownership has been derived from the most recently filed Schedule 13D for that person.

     Effective March 1, 2000, in a private transaction that was completed on or about March 17, 2000, Mr. Anzo acquired beneficial ownership of an additional 547,982 common shares of Vinings.

     Of the 547,982 common shares acquired by Mr. Anzo, 437,225 shares were acquired directly by Mr. Anzo for an aggregate purchase price of $2,382,876. The consideration for the purchase of the 437,225 shares was comprised of four sources: (1) a personal loan to Mr. Anzo from Watts Agent, L.P. dated March 1, 2000 in the amount of $1,285,000, which is secured by a pledge of 566,966 of Mr. Anzo's shares, evidenced by the Margin Stock Pledge Agreement and the Amendment to the Margin Stock Pledge Agreement both dated as of March 1, 2000 and which have been filed as exhibits to Mr. Anzo's Amendment No. 4 to Schedule 13D filed on May 2, 2000, (2) a draw on a home-equity line of credit from Regions Bank in the amount of $500,000 which has also been filed as an exhibit to Mr. Anzo's Amendment No. 4 to Schedule 13D filed on May 2, 2000, (3) an exchange of specific partnership interests and other economic interests held by Mr. Anzo in specific real estate investments with one of the sellers of shares totaling $400,003, and (4) personal funds of Mr. Anzo.

     100,000 of these shares were acquired for an aggregate purchase price of $545,000 by VIP Management, LLC ("VIP"), an affiliate of the officers of Vinings. By virtue of his ownership interest in VIP, Mr. Anzo may be deemed the beneficial owner of the securities over which VIP has voting and dispositive power.

     Mr. Anzo has the right to acquire the remaining 10,757 shares upon conversion of an equal number of common units in the Operating Partnership. The common units were acquired for an aggregate purchase price of $58,626. The consideration for the purchase of the 10,757 common units was the exchange of specific partnership interests and other economic interests held by Mr. Anzo in specific real estate investments with the seller of the common units.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Vinings is a party to management agreements with VIP, an affiliate of Mr. Anzo and Ms. Reed, to provide management services to the properties owned by Vinings. A total of $484,794 in management and data processing fees was incurred by Vinings during 2000. In addition, during 2000 VIP provided a number of services to Vinings relating to administrative, acquisition and capital and asset advisory services. Some direct costs paid on Vinings' behalf were reimbursed to VIP and VIP has charged Vinings for overhead charges, including Vinings pro-rata share of rent and administrative charges and a pro-rata portion of salaries and benefits for the officers and other employees providing services to Vinings.

     Effective July 1, 2000, Vinings restructured its relationship with VIP, which now administers Vinings for an advisory fee equal to 1 1/2% of gross revenues, including revenues from properties held by a joint venture in which Vinings holds a 20% interest and is the general partner. The advisory fee is in lieu of reimbursing VIP for all overhead, salaries and other costs attributable to Vinings' operations. The total paid to VIP for these services during 2000 was $328,933. These payments to VIP represent greater than 5% of VIP's gross revenues for its last full fiscal year. Mr. Anzo may be deemed to have an indirect material interest in these transactions because he is a managing member of VIP and currently owns 90% of its membership interests. Ms. Reed may also be deemed to have an indirect material interest in these transactions because she is also a managing member of VIP and currently owns the remaining 10% of VIP's membership interests. Vinings expects that VIP will continue to provide management and asset advisory services to Vinings in the current fiscal year.

     In connection with Vinings' acquisition of eight multifamily communities in Mississippi on May 1, 1999, MFI Realty, Inc., an affiliate of Mr. Anzo and Ms. Reed, received an acquisition fee from Vinings totaling $400,276, which represents greater than 5% of MFI's gross revenues for its last full fiscal year. Mr. Anzo is an officer of MFI and may be deemed to have an indirect material interest in this transaction as a result of his majority ownership interest in the parent company that owns MFI. Ms. Reed is also an officer of MFI and may be deemed to have an indirect material interest in this transaction as a result of her minority ownership interest in the parent company that owns MFI. Vinings does not expect to pay any additional fees to MFI in its current fiscal year unless MFI presents Vinings with another acquisition opportunity.

     Vinings believes that all of the above relationships and transactions are fair and reasonable and are on terms at least as favorable to Vinings as those which might have been obtained with unrelated third parties. A majority of the disinterested trustees at the time approved all of the above transactions.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Vinings' officers, trustees and beneficial owners of more than 10% of Vinings' shares are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to Vinings. Based solely on a review of the copies of reports and amendments thereto furnished to Vinings, Vinings believes that during fiscal 2000, no person who was a Trustee, officer or greater than 10% beneficial owner of Vinings' shares failed to file on a timely basis any report required by Section 16(a), except that the following had late filings during fiscal 2000: Peter D. Anzo (Form 5 for the purchase of common units in the Operating Partnership, and for the purchase of and disposition of common shares); Phill D. Greenblatt (Form 5 for the purchase of preferred units in the Operating Partnership); Henry Hirsch (Form 5 for the purchase of preferred units in the Operating Partnership); Martin H. Petersen (Form 5 for purchase of common units in the Operating Partnership and Form 4 for the disposition of common units in the Operating Partnership and the disposition of common shares); Stephanie Reed (Form 5 for the purchase of preferred units in the Operating Partnership); Gilbert H. Watts, Jr. (Form 5 for the purchase of preferred units in the Operating Partnership and Form 4 for the disposition of common shares); and James D. Ross (Form 4 for the disposition of common shares). In addition, because Vinings did not receive a Form 4 from each of Strico Vinings, LLC and Lawrence Cooper, who are beneficial owners of more than 10% of Vinings' shares, Vinings believes that they did not timely file these required reports, disclosing the acquisition by each of them of preferred units, under Section 16(a) of the Exchange Act.


         SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 2002 annual meeting of shareholders of Vinings must be received by Vinings on or before February 8, 2002 in order to be considered for inclusion in Vinings proxy statement for that meeting. The proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement and should be directed to: Secretary, Vinings Investment Properties Trust, 2839 Paces Ferry Road, Suite 1170, Atlanta, GA 30339.



                             INDEPENDENT ACCOUNTANTS

     The Board of Trustees has selected the firm of Habif, Arogeti & Wynne LLP, independent public accountants, as the auditors of the financial statements of Vinings and its subsidiaries for its current fiscal year ending December 31, 2001. A member of Habif, Arogeti & Wynne LLP will be available at the annual meeting and will be given the opportunity to make a statement and to answer any questions any shareholder may have with respect to the financial statements of Vinings for fiscal 2000.


Audit Fees
----------

     Fees for the fiscal year 2000 audit and the review of Forms 10-Q total $37,840, of which an aggregate amount of $7,840 has been billed through December 31, 2000.


Financial Information Systems Design and Implementation Fees
------------------------------------------------------------

     Habif, Arogeti & Wynne LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2000.


All Other Fees
--------------

     Aggregate fees billed for audit and tax services rendered to subsidiary partnerships of Vinings by Habif, Arogeti & Wynne LLP for the fiscal year ended December 31, 2000 total $43,750.


                         FINANCIAL AND OTHER INFORMATION

Market for Registrant's Common Shares of Beneficial Interest
------------------------------------------------------------

     *    Stock Quotation

     Vinings' common shares of beneficial interest are currently traded on the over-the-counter Bulletin Board under the symbol "VIPIS." On March 8, 2001, the closing sale price for Vinings' common shares, as reported on the over-the-counter Bulletin Board, was $ 2.375 per share.

     *    Market Information

     The high and low sales prices for each quarterly period during fiscal 2001, 2000 and 1999, which reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions, are as follows:

                  ----------------      ------------------     -----------------
                       2001                   2000                    1999
                  ----------------      ------------------     -----------------
Quarter Ended     High       Low        High        Low         High       Low
-------------     ----       ---        ----        ---         ----       ---
 March 31         2 3/8    1 15/16         5        3 3/8      4 5/16     3 1/2
 June 30            -         -          3 1/2      2 1/2      4 3/8     3 9/16
 September 30       -         -            3        1 7/8      4 3/8        4
 December 31        -         -          2 1/2     1 15/16     4 5/8        4


     *    Dividends

     For fiscal year 1999, Vinings declared cash distributions per common share as shown below. Vinings did not declare or pay any cash distributions on common shares during fiscal 2000 or 2001. Vinings intends to pay distributions when operating cash flow permits.


                -----------      ------------      ---------------
                Record Date      Payment Date      Dividend Amount
                -----------      ------------      ---------------

                 8/16/99            9/1/99              $0.05
                 11/26/99          12/8/99              $0.05


Financial Information
---------------------

     The  following  financial  information  and  management's   discussion  and
analysis of financial condition and results of operations are taken from Vinings' Quarterly Report on Form 10-Q for the quarter ended March 31, 2001. This information supplements the information contained in Vinings' Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including the financial statements contained under the caption "Selected Financial Data" on page 9 therein, which is enclosed with this Proxy Statement and which has been filed with the SEC and is incorporated herein by reference. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains information that we file electronically with the SEC.


                       VININGS INVESTMENT PROPERTIES TRUST
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                  (unaudited)

                                                                                   March 31,        December 31,
                                                                                     2001               2000
                                                                                ----------------   ----------------

Real estate assets:
    Land                                                                            $ 8,247,900         $8,247,900
    Buildings and improvements                                                       55,690,190         55,664,805
    Furniture, fixtures & equipment                                                   4,209,751          4,154,701
Less:  accumulated depreciation                                                      (6,161,644)        (5,593,555)
                                                                                ----------------   ----------------
         Net real estate assets                                                      61,986,197         62,473,851

Investment in unconsolidated Joint Venture                                            1,226,906          1,321,522
Cash and cash equivalents                                                               369,592            813,975
Restricted cash                                                                       1,433,582          1,892,288
Receivable from Joint Venture                                                             9,157             12,141
Receivables and other assets                                                            373,285            286,407
Deferred financing costs, less accumulated amortization of $194,783 and
    $183,307 at March 31, 2001 and December 31, 2000, respectively                       94,782             82,258
Deferred leasing costs, less accumulated amortization of $81,559 and
    $78,071 at March 31, 2001 and December 31, 2000, respectively                        15,346             18,834
                                                                                ----------------   ----------------
Total assets                                                                       $ 65,508,847        $66,901,276
                                                                                ================   ================


LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgage notes payable                                                             $ 54,654,583        $54,742,209
Line of credit                                                                        2,000,000          1,864,990
Accounts payable and accrued liabilities                                              1,367,282          1,913,845
Dividends payable to Preferred Shareholders                                             232,376            464,750
                                                                                ----------------   ----------------
         Total liabilities                                                           58,254,241         58,985,794
                                                                                ----------------   ----------------
Minority interests of unitholders in Operating Partnership:                            (288,033)          (171,935)
                                                                                ----------------   ----------------

Shareholders' equity:
    Series A convertible preferred shares of beneficial interest, (par value
    $.01 per share) 2,050,000 authorized, 1,988,235 shares issued and outstanding at March 31, 2001 and
    December 31,  2000                                                                8,867,529          8,867,529
    Common shares of beneficial interest, without par or stated value,
    25,000,000 authorized,  1,100,487 and 1,100,488 shares issued and
    outstanding at March 31, 2001 and December 31, 2000,  respectively                        -                  -

    Additional paid in capital                                                        3,288,851          3,295,966
    Accumulated deficit                                                              (4,613,741)        (4,076,078)
                                                                                ----------------   ----------------

       Total shareholders' equity                                                     7,542,639          8,087,417
                                                                                ----------------   ----------------

Total liabilities and shareholders' equity                                         $ 65,508,847        $66,901,276
                                                                                ================   ================

The accompanying notes are an integral part of these consolidated financial statements.



                       VININGS INVESTMENT PROPERTIES TRUST
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                                               For the three months ended March 31,
                                                                                   2001                  2000
                                                                               -------------         --------------
REVENUES

     Rental revenues                                                            $ 2,665,121            $ 2,718,309
     Other property revenues                                                        158,046                148,457
     Other income                                                                    14,857                 12,620
                                                                               -------------         --------------
                                                                                  2,838,024              2,879,386
                                                                               -------------         --------------
EXPENSES

     Property operating and maintenance                                           1,169,170              1,103,341
     Depreciation and amortization                                                  571,577                563,408
     Amortization of deferred financing costs                                        11,476                 17,536
     Interest expense                                                             1,285,730              1,289,235
     General and administrative                                                     126,842                187,812
                                                                               -------------         --------------
                                                                                  3,164,795              3,161,332
     Loss before equity in loss of unconsolidated
         Joint Venture and minority interests                                      (326,771)              (281,946)

     Equity in loss of unconsolidated Joint Venture                                 (94,615)               (63,707)
                                                                               -------------         --------------

     Loss before minority interests                                                (421,386)              (345,653)

     Less Minority interests in Operating Partnership:
         Preferred partnership interests                                                  -                336,758
         Common partnership interests                                              (116,098)              (123,240)
                                                                               -------------         --------------

     Net loss                                                                      (305,288)              (559,171)
                                                                               -------------         --------------

         Distributions to preferred shareholders                                    232,375                      -
                                                                               -------------         --------------

     Net loss available to common shareholders                                    $(537,663)             $(559,171)
                                                                               =============         ==============

NET LOSS PER SHARE - BASIC                                                          $ (0.49)               $ (0.51)
                                                                               =============         ==============
NET LOSS PER SHARE - DILUTED                                                        $ (0.49)               $ (0.51)
                                                                               =============         ==============

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC                                       1,100,487              1,100,491
                                                                               =============         ==============
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED                                     1,339,734              1,343,037
                                                                               =============         ==============

The accompanying notes are an integral part of these consolidated financial statements.



                       VININGS INVESTMENT PROPERTIES TRUST
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY For the three months ended March 31, 2001
                                   (unaudited)


                                                   Series A        Common Shares                         Total
                                                  Convertible      of beneficial     Cumulative      shareholders'
                                                 Preferred Shares    interest         earnings          equity
                                                ----------------   --------------   --------------   --------------

BALANCE AT DECEMBER 31, 2000                          8,867,529        3,295,966       (4,076,078)       8,087,417

Net Loss                                                      -                -         (537,663)        (537,663)

Retirement of shares                                          -               (3)               -               (3)

Adjustment for redemption of minority interest
    of unitholders in Operating Partnership                   -           (7,112)               -           (7,112)
                                                ----------------   --------------   --------------   --------------
BALANCE AT MARCH 31, 2001                           $ 8,867,529       $3,288,851     $ (4,613,741)     $ 7,542,639
                                                ================   ==============   ==============   ==============

The accompanying notes are an integral part of these consolidated financial statements.


                       VININGS INVESTMENT PROPERTIES TRUST
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (unaudited)

                                                                              For the three months ended March 31,
                                                                                2001                     2000
                                                                            --------------           -------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                                        $(305,288)             $ (559,171)
                                                                            --------------           -------------
Adjustments to reconcile net loss to net cash provided by operating activities:

        Depreciation and amortization                                             571,577                 563,408
        Amortization of deferred financing costs                                   11,476                  17,536
        Equity in loss of unconsolidated Joint Venture                             94,615                  63,707
        Minority interests in Operating Partnership:
           Preferred partnership interests                                              -                 336,758
           Common partnership interests                                          (116,098)               (123,240)
        Distributions to preferred unitholders                                          -                (464,750)
        Changes in assets and liabilities, net of the effect
           of real estate assets acquired
               Restricted cash                                                    458,706                 367,817
               Receivable from Joint Venture                                        2,984                   7,650
               Receivables and other assets                                       (86,878)                (15,551)
               Accounts payable and accrued liabilities                          (546,563)               (565,019)
                                                                            --------------           -------------

        Total adjustments                                                         389,819                 188,316
                                                                            --------------           -------------

Net cash provided (used) by operating activities                                   84,531                (370,855)
                                                                            --------------           -------------

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures                                                              (80,434)                (37,779)
                                                                            --------------           -------------

CASH FLOWS FROM FINANCING ACTIVITIES:

Deferred financing costs                                                          (24,000)                 (5,000)
Net proceeds  from line of credit                                                 135,010                 150,000
Principal repayments on mortgage notes payable                                    (87,626)                (80,584)
Purchase of retired shares                                                             (3)                    (15)
Distributions to preferred shareholders                                          (464,749)                      -
Redemption of minority interests of unitholders in Operating Partnership           (7,112)                      -
                                                                            --------------           -------------

Net cash provided (used) by financing activities                                 (448,480)                 64,401
                                                                            --------------           -------------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                        (444,383)               (344,233)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                  813,975                 916,215
                                                                            --------------           -------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $ 369,592                $571,982
                                                                            ==============           =============

The accompanying notes are an integral part of these consolidated financial statements.

                       VININGS INVESTMENT PROPERTIES TRUST
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)
                                 March 31, 2001

NOTE 1 - BUSINESS AND ORGANIZATION

     Vinings Investment Properties Trust ("Vinings" or the "Trust") was organized on December 7, 1984 as a mortgage real estate investment trust ("REIT") whose original plan was to liquidate within approximately ten years. On February 28, 1996, Vinings Investment Properties, Inc. completed a tender offer to acquire control of the Trust in order to rebuild Vinings assets by expanding into the multifamily real estate markets through the acquisition of garden style apartment communities that are leased to middle-income residents. Effective July 1, 2000, Vinings no longer qualifies as a REIT for federal income tax purposes and will be taxed as a corporation (See Note 2).

     Vinings currently conducts all of its operations through Vinings Investment Properties, L.P., a Delaware limited partnership (the "Operating Partnership"). As of March 31, 2001, the Trust was the sole 1% general partner and a 91.81% limited partner in the Operating Partnership, controlling 81.16% of the common partnership interests and 100% of the preferred partnership interests (See Note 5).

     Vinings currently owns, through wholly-owned subsidiaries, ten apartment communities totaling 1,520 units and a 75,000 square foot, single story business park. In addition, Vinings holds a 20% interest in and is the general partner of an unconsolidated joint venture, which owns through subsidiary partnerships five additional apartment communities totaling 968 units (See Note 4). At March 31, 2001, the average occupancy of Vinings' portfolio, excluding the Joint Venture Properties, as hereinafter defined, was 87%.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation
     ---------------------

     The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and with the instructions to Form 10-Q and Article 10 of Regulation S-X.

     The accompanying consolidated financial statements of Vinings include the consolidated accounts of the Trust and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Vinings accounts for its investment in the unconsolidated joint venture using the equity method of accounting. The term "Vinings" or "Trust" hereinafter refers to Vinings Investment Properties Trust and its subsidiaries, including the Operating Partnership.

     The  minority   interests  of  the  common  unitholders  in  the  Operating
     Partnership (the "Common Units") reflected on the accompanying balance sheets are calculated based on the common unitholders' minority interest ownership percentage (17.84% as of March 31, 2001) multiplied by the Operating Partnership's net assets. The Preferred Units were exchanged for Preferred Shares effective April 1, 2000 and are reflected on the accompanying balance sheet as the cash contributed and the accrued liquidation preference of $0.21 per Preferred Share ($417,529 at March 31,
     2001).

     The minority interests of the common unitholders in the income or loss of the Operating Partnership on the accompanying statements of operations is calculated based on the weighted average minority interest ownership percentage multiplied by income (loss) before minority interests after subtracting income allocated to the preferred partnership interests. The minority interests of the preferred unitholders on the statement of operations for the three months ended March 31, 2000 ($336,758) represents the accrued preferred 11% return on the Preferred Units and the accrued pro rata liquidation preference of $0.21 per Preferred Unit.


     Income Taxes
     ------------

     Prior to June 30, 2000, Vinings had elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). As a result, Vinings was generally not subject to federal income taxation on that portion of its income that qualified as REIT taxable income to the extent that Vinings distributed at least 95% of its taxable income to its shareholders and satisfied certain other requirements. Effective July 1, 2000, Vinings no longer qualifies as a REIT for federal income tax purposes and will be taxed as a corporation. The Trust however is not currently generating taxable income and, accordingly, no provisions for federal income taxes and deferred income taxes have been included in the accompanying consolidated financial statements.


     Cash and Cash Equivalents
     -------------------------

     Vinings considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.


     Restricted Cash
     ---------------

     Restricted cash consists of real estate tax, insurance and replacement reserve escrows held by mortgagees, which are funded monthly from property operations and released solely for the purpose for which they were established. Restricted cash also includes security deposits collected and held on behalf of the residents and tenants.


     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Real Estate Assets
     ------------------

     Real estate assets are stated at depreciated cost less reductions for impairment, if any. In identifying potential impairment, management considers such factors as declines in a property's operating performance or market value, a change in use, or adverse changes in general market conditions. In determining whether an asset is impaired, management estimates the future cash flows expected to be generated from the asset's use and its eventual disposition. If the sum of these estimated future cash flows on an undiscounted basis is less than the asset's carrying cost, the asset is written down to its fair value. In management's opinion, there has been no impairment of Vinings' real estate assets as of March 31, 2001.

     Ordinary repairs and maintenance are expensed as incurred. Major improvements and replacements are capitalized and depreciated over their estimated useful lives when they extend the useful life, increase capacity or improve efficiency of the related asset. Depreciation is computed on a straight-line basis over the useful lives of the real estate assets (buildings and improvements, 5-40 years; furniture, fixtures and equipment, 3-10 years; and tenant improvements, generally over the life of the related lease).


     Revenue Recognition
     -------------------

     All leases are classified as operating leases and rental income is recognized when earned, which materially approximates revenue recognition on a straight-line basis.

     Deferred Financing Costs and Amortization
     ------------------------------------------

     Deferred financing costs include fees and costs incurred to obtain financing and are capitalized and amortized over the term of the related debt.


     Net Loss Per Share
     ------------------

     The following is a reconciliation of net loss available to the common shareholders and the weighted average shares used in Vinings' basic and diluted net loss per share computations:

                                                          For the three months
                                                             Ended March 31,
                                                           2001          2000
                                                  ------------------------------
  Net loss - basic                                     $(305,288)     $(559,171)
   Minority interests in Operating Partnership:
      Preferred partnership interests                          -              -
      Common partnership interests                                     (123,240)
                                                        (116,098)
                                                   -----------------------------
  Total minority interest                               (116,098)      (123,240)
                                                   -----------------------------
  Net loss - diluted                                   $(421,386)     $(682,411)
                                                   =============================

  Weighted average shares - basic                      1,100,487      1,100,491
  Dilutive Securities
      Weighted average Common Units                       239,247       242,546
      Weighted average Preferred Units/Shares                 -              -
      Share options                                           -              -
                                                   -----------------------------
  Weighted average shares - diluted                    1,339,734     1,343,037
                                                   =============================

     Both common units and preferred units in the Operating Partnership held by the minority unitholders and preferred shares of the Trust are redeemable for common shares of beneficial interest of the Trust ("Shares") on a one-for-one basis, or for cash, at the option of the Trust. For the three months ended March 31, 2000 and 2001, options to purchase 108,750 shares and 102,750 shares, respectively, were excluded as the impact of such options was antidilutive. For the three months ended March 31, 2000 Preferred Units totaling 1,988,235 and for the three months ended March 31, 2001 Preferred Shares totaling 1,988,235 were also excluded as the impact of such units was antidilutive.


     Recent Accounting Pronouncement
     -------------------------------

     On June 15, 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). FAS 133, as amended by FAS 137, "Deferral of the Effective Date of FAS 133," is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. FAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is the type of hedge transaction. The adoption of FAS 133 did not have a significant effect on the Trust's results of operations or its financial position.

     On December 3, 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition, which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. SAB 101 was required to be implemented in the fourth fiscal quarter of 2000. SAB 101 did not have a significant effect on the Trust's results of operations or its financial position.


     Reclassifications
     -----------------

     Certain 2000 financial statement amounts may have been reclassified to conform to the current year presentation.


NOTE 3 - REAL ESTATE ASSETS

     On May 1, 1999, Vinings, through its subsidiaries, acquired thirteen multifamily communities totaling 1,064 units (collectively, the "Portfolio Properties") from seventeen limited partnerships and limited liability companies. Eight of the Portfolio Properties (the "Mississippi Properties") were purchased through subsidiary partnerships of the Operating Partnership. The remaining Portfolio Properties (the "Joint Venture Properties") were purchased through a joint venture structure. (See Note 4.)

     In addition, Vinings, through subsidiary partnerships of the Operating Partnership, owns two additional multifamily communities in the metropolitan Atlanta area with 456 units for a total of 1,520 units in ten communities, as well as a 75,000 square foot business center. All of the multifamily communities are encumbered by fixed rate mortgage financing and the business center is security for the line of credit.


NOTE 4 - INVESTMENT IN UNCONSOLIDATED JOINT VENTURE

     On May 1, 1999, Vinings purchased, through a joint venture structure, five apartment communities, totaling 968 units. The Joint Venture Properties were purchased by nine individual partnerships in each of which Vinings Holdings, Inc., a wholly owned subsidiary of the Trust, owns a .1% general partnership interest and Vinings/CMS Master Partnership, L.P., a Delaware limited partnership (the "Joint Venture"), owns a 99.9% limited partnership interest. The Operating Partnership has a .1% general partner interest and a 19.98% limited partner interest in the Joint Venture, for which it paid $1,705,100. The remaining limited partnership interests in the Joint Venture are held by an unaffiliated third party.

     Vinings accounts for its investment in the Joint Venture using the equity method of accounting. The following is a summary of the results of operations of the Joint Venture and Vinings' share of the equity in the loss from the Joint Venture for the three months ended March 31, 2001:

                                                    For the three
                                                     months ended
                                                    March 31, 2001
                                                    ---------------

Revenues                                              $1,507,278
                                                     ------------

Expenses:
     Property operating and maintenance                  723,314
     General and administrative                           13,028
     Depreciation and amortization                       385,156
     Interest expense                                    858,856
                                                     ------------
         Total Expenses                                1,980,354
                                                     ------------

Net loss                                                (473,076)

     Vinings' equity percentage                              20%
                                                     ------------

Vinings' equity in loss of unconsolidated
     Joint Venture                                    $  (94,615)
                                                     ============

Distributions received by Vinings from
    Joint Venture
                                                            -
                                                     ============

Cash flows provided by operating activities           $ (104,057)
                                                     ============

Cash flows used in investing activities               $  (41,690)
                                                     ============

Cash flows used in financing activities               $  (57,794)
                                                     ============

     The following summarizes the balance sheet of the Joint Venture as of March 31, 2001:


  Real estates assets, net of accumulated depreciation    $44,533,837
  Cash and other assets                                     1,257,624
                                                          -----------
            Total assets                                  $45,791,461
                                                          ===========

  Mortgage notes payable                                  $38,874,197
  Other liabilities                                           783,131
                                                          -----------
      Total liabilities                                    39,657,328
                                                          -----------

  Capital - Vinings                                         1,226,907
  Capital - Other                                           4,907,226
                                                          -----------
      Total capital                                         6,134,133
                                                          -----------
            Total liabilities and capital                 $45,791,461
                                                          ===========

     Mortgage notes payable held by the Joint Venture are non-recourse fixed rate notes secured by the individual properties. All of the notes except one are insured by the U.S. Department of Housing and Urban Development ("HUD") and, therefore, distributions from the properties are subject to "surplus cash" as defined by HUD. The maturity dates of the notes payable range from June 2007 to November 2037 and interest rates range from 8.00% to 8.75%.

NOTE 5 - SHAREHOLDERS' EQUITY AND PREFERRED PARTNERSHIP INTERESTS

     On April 29, 1999, the Operating Partnership offered, in a private transaction pursuant to a Securities Purchase Agreement (the "Purchase Agreement"), Series A Convertible Preferred Partnership interests (the "Preferred Units"). A total of 1,988,235 Preferred Units were issued for an aggregate purchase price of $8,450,000. The Operating Partnership used the proceeds of the sale of the Preferred Units to pay the cash consideration for the Operating Partnership's interests in the property partnerships that acquired the Mississippi Properties, and its interest in the Joint Venture. (See Notes 3 and 4.)

     Effective April 1, 2000, 100% of the 1,988,235 Preferred Units were exchanged for Series A Convertible Preferred Shares of the Trust (the "Preferred Shares") having substantially the same rights, preferences and privileges as the Preferred Units. The holders of Preferred Shares are entitled to receive cumulative preferential cash distributions at the per annum rate of $0.4675 per Preferred Share. Upon the occurrence of certain triggering events, the holders of Preferred Shares are entitled to receive, in addition to an amount equal to any accumulated and unpaid distributions on such holder's Preferred Shares, a liquidation preference of $4.46 per Preferred Share.

     Under certain circumstances, the holders of Preferred Shares may convert any part or all of such Preferred Shares into common shares. In lieu of converting Preferred Shares into common shares, the Trust, in its sole discretion, may satisfy its conversion obligations through certain cash payments, as further set forth in the Certificate of Designation relating to the terms of the Preferred Shares and the Declaration of Trust.

     Generally, the holders of Preferred Shares do not have the right to vote on any matter on which any of the holders of common shares may vote. The holders of Preferred Shares do, however, have the right to vote as a separate class of shareholders on certain transactions including, without limitation, certain authorizations and issuances of preferred shares designated as ranking senior to the Preferred Shares, certain amendments to the Declaration of Trust, and certain sales or other dispositions of assets of the Trust or the Operating Partnership, certain mergers or consolidations of the Trust or the Operating Partnership, and transactions that result in the liquidation of the Trust or the Operating Partnership.

     As of March 31, 2001, a total of 1,988,235 Preferred Shares were outstanding. In addition, as of March 31, 2001 a total of $417,529 had been accrued as a liquidation preference on the Preferred Shares.


NOTE 6 - NOTES PAYABLE

     Mortgage Notes Payable
     ----------------------

     Mortgage notes payable were secured by the following apartment communities at March 31, 2001 and December 31, 2000, as follows:

                                                       Fixed interest rate       Balance as of:         Balance as of:
                                      Maturity            as of 3/31/01              3/31/01              12/31/00
        ------------------------ -------------------- ----------------------     ----------------     -----------------
        Cottonwood                    10/01/2036              8.875%               $ 4,661,965          $ 4,666,546
        Delta Bluff                   08/01/2036              9.25 %                 6,176,860            6,182,456
        Foxgate I                     06/01/2037              8.50 %                 6,566,448            6,573,142
        Hampton House                 08/01/2037              8.50 %                 5,143,457            5,148,819
        Heritage Place                10/01/2036              8.75 %                 3,126,672            3,129,845
        Northwood                     06/01/2034              8.75 %                 4,456,039            4,461,640
        River Pointe                  01/01/2037              8.625%                 5,952,255            5,958,353
        Trace Ridge                   07/01/2036              8.50 %                 5,302,002            5,307,867
        The Thicket                   07/01/2003              9.04 %                 7,114,332            7,132,347
        Windrush                      07/01/2024              7.50 %                 6,154,553            6,181,194
                                                                                  ---------------    ------------------
             Total                                                                 $54,654,583          $54,742,209
                                                                                  ===============    ==================

     All of the notes except The Thicket are insured by HUD and, therefore, distributions from the properties are subject to "surplus cash" as defined by HUD.

     Scheduled maturities of the mortgage notes payable as of March 31, 2001 are as follows:

                          2001                   $   274,166
                          2002                       393,425
                          2003                     7,314,761
                          2004                       367,596
                          2005                       399,132
                          Thereafter              45,905,503
                                                -------------
                          Total                  $54,654,583
                                                =============

     Line of Credit
     --------------

     On April 27, 1999 Vinings obtained a line of credit in the amount of $2,000,000 from a financial institution. The line of credit is secured by Peachtree Business Center. The interest rate on the line of credit is one percent over prime as announced by the bank from time to time, which was 8.00% at March 31, 2001. The principal balance of the line of credit as of March 31, 2001 and December 31, 2000 was $2,000,000 and $1,864,990,
     respectively. The line of credit matured on April 30, 2001 and was renewed until March 15, 2002.


NOTE 7 - RELATED PARTY TRANSACTIONS

     Vinings has entered into management agreements with VIP Management, LLC ("VIP"), an affiliate of the officers, who are also Trustees of Vinings, to provide property management services for a fee equal to 3.5% of gross revenues, plus a fee for data processing on all of the multifamily communities and 5% of gross revenues on the business center. In addition, effective July 1, 2000, VIP has administered the Trust for an advisory fee equal to 1 1/2% of gross revenues, including the revenues from the Joint Venture Properties. The advisory fee is in lieu of reimbursing VIP for all overhead, salaries and other indirect costs attributable to the Trust's operations, which were paid prior to July 1, 2000.

     The following table reflects payments made to VIP:

                                                        Three months ended
                                                             March 31,
                                                 -------------------------------
                                                       2001              2000
                                                 ----------------- -------------

Vinings
     Management fees                              $  100,797        $  103,286
     Data processing fees                             16,416            16,416
     Overhead reimbursements                              -             94,921
      Advisory fee                                    65,006               -
                                                 ----------------- -------------
          Total                                     $182,219          $214,623
                                                 ================= =============

Joint Venture
     Management fees                              $  32,146         $  35,427
     Data processing fees                            14,520            14,520
                                                 ----------------- -------------
           Total                                  $  46,666         $  61,625
                                                 ================= =============

     Effective March 1, 2000, 628,927 common shares of Vinings were purchased in a privately negotiated transaction by the officers of Vinings, an affiliate of the officers and an affiliate of one of the Trustees of Vinings from a limited number of shareholders, which included three of the Trustees and certain of their affiliates (the "Stock Transaction"). In connection with the Stock Transaction, the three selling Trustees -- James D. Ross, Martin
     H.  Petersen  and  Gilbert  H.  Watts,  Jr. --  resigned  from the Board of
     Trustees.

     On March 15, 2000, the Board of Trustees voted to waive the ownership limitations in Vinings' Declaration of Trust with respect to shareholders acquiring shares in the Stock Transaction, as well as with respect to certain holders of Preferred Shares.


NOTE 8 - DISTRIBUTIONS

     Vinings did not declare or pay any dividends on its common shares during the three months ended March 31, 2000 or 2001.

     Effective April 1, 2000, Vinings exchanged all of the Preferred Units for Preferred Shares. (See Note 5). The holders of Preferred Shares are entitled to receive cumulative preferential cash dividends at the per annum rate of $0.4675 per Preferred Share. For the three months ended March 31, 2001, Vinings paid dividends totaling $232,376 to Preferred Shareholders.


NOTE 9 - LEASING ACTIVITY

     The following is a schedule of future minimum rents due under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of March 31, 2001, at Peachtree:


                                   2001                $380,184
                                   2002                 253,073
                                   2002                  45,018
                                                      ----------
                                   Total               $678,275
                                                      ==========

     One tenant generated 78% of Peachtree's revenues for the period ended March 31, 2001. The same tenant accounts for 64% of the future minimum lease payments.


NOTE 10 - CONTINGENCIES

     Vinings is, from time to time, subject to various claims that arise in the ordinary course of business. These matters are generally covered by insurance. While the resolution of these matters cannot be predicted with certainty, management believes that the final outcome of these matters will not have a material adverse effect on the financial position or results of operations of Vinings.


NOTE 11 - SUPPLEMENTAL CASH FLOW INFORMATION

     Vinings paid interest of $1,226,204 and $1,230,593 for the three months ended March 31, 2001 and 2000, respectively.

NOTE 12 - DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     Based on interest rates and other pertinent information available to Vinings as of March 31, 2001 and December 31, 2000, the Trust estimates that the carrying value of cash and cash equivalents, the mortgage notes payable, the line of credit, and other liabilities approximate their fair values when compared to instruments of similar type, terms and maturity.

     Disclosure about fair value of financial instruments is based on pertinent information available to management as of March 31, 2001 and December 31, 2000. Although management is not aware of any factors that would significantly affect its estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since March 31, 2001.


NOTE 13 - 1997 STOCK OPTION AND INCENTIVE PLAN

     Vinings' 1997 Stock Option and Incentive Plan (the "Plan") provides incentives to officers, employees, Trustees, and other key persons including the grant of share options, share appreciation rights, restricted and unrestricted share awards, performance share awards, and dividend equivalent rights. Under the Plan, the maximum number of shares that may be reserved and available for issuance is 10% of the total number of outstanding shares at any time plus 10% of the number of outstanding units in the Operating Partnership at any time that are subject to redemption rights. As of March 31, 2001, the total number of shares authorized for issuance under the Plan was 132,305. Options granted under the Plan expire ten years from the date of grant.

     During 1998 and 1997, Vinings granted non-qualified share options to the officers, Trustees and certain key persons. The options vested in full after one year from the date of the grant. A total of 26,000 options were granted in 1997, which have an exercise price of $5.00 per share as compared to a fair value of $4.56 per share on the date of the grant. Of the options granted in 1998, 75,250 have an exercise price of $4.00 per share as compared to a fair value of $3.63 on the date of the grant and 1,500 have an exercise price of $4.75 per share, which was equal to the fair value on the date of grant. There were no options granted during 1999, 2000 or 2001.

     On July 1, 1998, Vinings awarded 20,000 shares of restricted stock to the officers and certain trustees (the "Restricted Stock"), representing a total value of $80,000 (based on the fair market value of a share of the Trust on the award date) which was reflected in compensation expense and shareholders' equity in 1998. The Restricted Stock was awarded as compensation for services to the Trust provided by such officers and Trustees as well as by The Vinings Group.


NOTE 14 - SUBSEQUENT EVENT

     On May 14, 2001, the Board of Trustees of Vinings announced that it had approved a proposal to effect a 1-for-1000 reverse share split of both its common shares and Series A Convertible Preferred Shares. Each holder of common shares who, as a result of the reverse share split, would otherwise receive a fractional common share will be entitled to receive an equivalent amount of cash based upon a pre-split price per common share of $3.20. The Board arrived at this price after considering the advice of and a fairness opinion from an independent financial advisor. Fractional preferred shares will be issued as a result of the reverse share split.

     The Board of Trustees approved the reverse share split as a strategy for reducing the number of registered common shareholders below 300, which would provide Vinings the option to cease public registration of its common shares. The reverse share split is structured as a "going private" transaction within the meaning of Rule 13e-3 under the Securities Exchange Act of 1934 because it is intended to, and, if completed, will likely result in the termination of Vinings' reporting requirements under the Exchange Act. Vinings will be requesting that its shareholders ratify the Board's decision at the 2001 Annual Meeting of Shareholders currently scheduled for June 27, 2001.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview
--------

Vinings Investment Properties Trust was organized on December 7, 1984 as a mortgage real estate investment trust whose original plan was to liquidate within approximately ten years. On February 28, 1996, Vinings Investment Properties, Inc. completed a tender offer to acquire control of the Trust in order to rebuild Vinings' assets by expanding into the multifamily real estate markets through the acquisition of garden style apartment communities that are leased to middle-income residents. Effective July 1, 2000 Vinings no longer qualifies as a REIT for federal income tax purposes and will be taxed as a corporation. (See Note 2 to Vinings' March 31, 2001 consolidated financial statements.)

Vinings currently conducts all of its operations through Vinings Investment Properties, L.P., a Delaware limited partnership (the "Operating Partnership"). As of March 31, 2001, the Trust was the sole 1% general partner and an 91.81% limited partner in the Operating Partnership, controlling 81.16% of the common partnership interests and 100% of the preferred partnership interests (See Note 5 to Vinings' March 31, 2001 consolidated financial statements.)

The following discussion and analysis of the financial condition and results of operations should be read in conjunction with the accompanying consolidated financial statements of Vinings and the notes thereto.


Results of Operations
---------------------

Rental and other property revenues decreased $43,599 or 2%, from $2,866,766 for the three months ended March 31, 2000 to $2,823,167 for the same period in 2001. This decrease is due to a decline in certain market conditions in Mississippi, which has resulted in a decrease in occupancy and revenues at three properties.

Other income increased $2,237 or 18%, from $12,620 for the three months ended March 31, 2000 to $14,857 for the same period in 2001. This increase is solely attributable to interest earned on cash balances.

Property operating and maintenance expenses increased $65,829 or 6%, from $1,103,341 for the three months ended March 31, 2000 to $1,169,170 for the same period in 2001. This is due primarily to the following: (1) increased utilities expense at a number of properties; (2) increased property and liability insurance for the entire portfolio; (3) increased maintenance and repairs at Windrush, an older community; and (4) increased real estate taxes as the result of a reassessment of property values in Long Beach, Mississippi.

Depreciation and amortization increased by $8,169, or 1%, from $563,408 for the three months ended March 31, 2000 to $571,577 for the same period in 2001 due to depreciation on additional capital expenditures.

Amortization of deferred financing costs decreased by $6,060, or 35%, from $17,536 for the three months ended March 31, 2000 to $11,476 for the same period in 2001 due to additional costs associated with the line of credit in 1999, which were amortized through April 2000.

Interest expense decreased $3,505, or 0.3%, from $1,289,235 for the three months ended March 31, 2000 to $1,285,730 for the same period in 2001. This decrease is due to mortgage amortization, which was partially offset by rising interest rates on the line of credit.

General and administrative expense decreased $60,970, or 32%, from $187,812 for the three months ended March 31, 2000 to $126,842 for the same period in 2001. This decrease consists of: (1) overhead allocations and advisory fees paid to VIP totaling $29,915; (2) office expense totaling $16,764; (3) professional fees totaling $10,450; (4) investor relations expense totaling $2,327; (5) travel expense totaling $1,469.


Liquidity and Capital Resources
-------------------------------

Net cash provided by operating activities increased $455,386 from net cash used by operating activities of $370,855 for the three months ended March 31, 2000 to net cash provided by operating activities of $84,531 for the same period in 2001. This increase is due primarily to the conversion of all of the preferred units to preferred shares. During the first quarter of 2000, distributions totaling $464,750 were paid by the Operating Partnership to holders of preferred units, thus reducing operating cash flow.

Net cash used in investing activities increased $42,655 from $37,779 for the three months ended March 31, 2000 to $80,434 for the same period in 2001. This increase is due to additional capital expenditures made in the first quarter of 2001.

Net cash used by financing activities increased $512,881 from net cash provided by financing activities of $64,401 for the three months ended March 31, 2000 to net cash used by financing activities of $448,480 for the same period in 2001. This increase is due primarily to: (1) the conversion of the preferred units to preferred shares and distributions paid on those shares totaling $464,749; (2) deferred financing costs totaling $19,000; (3) principal payments made on mortgage notes payable totaling $7,042; and (4) the redemption of minority interests of unitholders in the Operating Partnership totaling $7,112. These uses were offset by fewer borrowings on the line of credit, which totaled $14,990.

The cash held by Vinings at March 31, 2001, plus the cash flow from Vinings' assets, is expected to provide sources of liquidity to allow Vinings to meet current operating obligations excluding the distributions on the Preferred Shares. While Vinings has been able to pay currently the preferred distributions, Vinings may not have sufficient cash flow from operations to make future distributions on the preferred shares. This is due to a slight decline in revenues and the less than anticipated distributions from the joint venture. In addition, as of March 31, 2001 Vining' line of credit was fully drawn. For more information regarding the Trus's line of credit, see Note 6 to Vinings' March 31, 2001 Consolidated Financial Statements. Vinings has also received a commitment to refinance the existing mortgage loans on one of the apartment communities. The principal loan amount will be $8,080,000 with a fixed interest rate of 6.99%. The term of the loan will be for ten years and is expected to close no later than June 1, 2001. However, there can be no assurance that the transaction will close or will close with the stated terms. In addition, management continues to explore financing alternatives as well as continues its efforts to increase revenues and decrease its general and administrative expenses.Vinings has also announced plans to have its shareholders ratify a reverse share split in order to effect a going private transaction, which will further reduce the Trust's administrative overhead expenses. There can be no assurance, however, that sufficient cash flow will be generated from Vinings' operations.

Proposed Reverse Share Split
----------------------------

On May 14, 2001, the Board of Trustees of Vinings announced that it had approved a proposal to effect a 1-for-1000 reverse share split of both its common shares and Series A Convertible Preferred Shares. Each holder of common shares who, as a result of the reverse share split, would otherwise receive a fractional common share will be entitled to receive an equivalent amount of cash based upon a pre-split price per common share of $3.20. The Board arrived at this price after considering the advice and a fairness opinion from an independent financial advisor. Fractional preferred shares will be issued as a result of the reverse share split.

The Board of Trustees approved the reverse share split as a strategy for reducing the number of registered common shareholders below 300, which would provide Vinings the option to terminate its reporting requirements under the Exchange Act. The reverse share split is structured as a "going private" transaction within the meaning of Rule 13e-3 under the Exchange Act because it is intended to, and, if completed, will likely result in the termination of Vinings' reporting requirements under the Exchange Act. Vinings will be requesting that its shareholders ratify the Board's decision at the 2001 Annual Meeting of Shareholders currently scheduled for June 27, 2001.


Other Matters
-------------

This Form 10-Q contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Vinings' actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: the inability of Vinings to identify properties for acquisition; the inability of Vinings to continue to acquire properties in the future; the less than satisfactory performance of any property that might be acquired by Vinings; the inability to access the capital markets in order to fund Vinings' growth and expansion strategy; the cyclical nature of the real estate market generally and locally in Georgia, Mississippi and the surrounding southeastern states; the national economic climate; the local economic climate in Georgia, Mississippi and the surrounding southeastern states; the local real estate conditions and competition in Georgia, Mississippi and the surrounding southeastern states; and the ability of Vinings to generate sufficient cash flow to pay the entire preferred distribution. There can be no assurance that, as a result of the foregoing factors, Vinings' growth and expansion strategy will be successful or that the business and operations of Vinings will not be adversely affected thereby.

Selected Quarterly Financial Information
----------------------------------------

   ----------------------       ---------------------------   --------------------------  ----------------------------
   For the three                      Net rental income           Net operating income           Net income (loss)
   months ended:                    Total         Per share      Total       Per share        Total         Per share
   ----------------------       ------------    -----------   ------------   -----------   ------------    -----------

   March 31, 2001                $2,823,167       $2.11        $1,653,997      $1.23        $(537,663)      $(0.49)

   December 31, 2000             $2,906,374       $2.16        $1,768,816      $1.32        $(429,992)      $(0.39)

   September 30, 2000            $2,955,826       $2.20        $1,761,326      $1.31        $(407,009)      $(0.37)

   June 30, 2000                 $2,972,445       $2.21        $1,867,640      $1.39        $(391,525)      $(0.36)

   March 31, 2000                $2,866,766       $2.13        $1,763,425      $1.31        $(559,171)      $(0.51)

   December 31, 1999             $2,933,495       $2.18        $1,737,527      $1.29        $(587,565)      $(0.53)

   September 30, 1999            $3,061,123       $2.28        $1,887,794      $1.41        $(456,822)      $(0.42)

   June 30, 1999                 $2,275,826       $1.69        $1,429,293      $1.06        $(267,579)      $(0.24)

   March 31, 1999                $1,038,763       $0.77        $  641,214      $0.48        $   2,716       $ 0.00



                                  OTHER MATTERS

     The Board does not know of any matters other than those described in this Proxy Statement that will be presented at the annual meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     Whether or not you plan to attend the annual meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope that requires no postage if mailed in the United States.

Proxy
(Common Shares)



                       VININGS INVESTMENT PROPERTIES TRUST



                  PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
                           to be held on June 27, 2001

The undersigned hereby constitutes and appoints Peter D. Anzo and Stephanie A. Reed, and each of them singly, as Proxies of the undersigned, with full power to appoint his or her substitute, and authorizes each of them to represent and vote all common shares of beneficial interest of Vinings Investment Properties Trust held of record as of the close of business on May 21, 2001, at the 2001 Annual Meeting of Shareholders of Vinings to be held at 2839 Paces Ferry Road, Suite 1170, Atlanta, Georgia 30339, at 10:00 a.m. local time, on Wednesday, June 27, 2001, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted "FOR" the proposal set forth in Proposal 1 and "FOR" the election of the five nominees for trustees. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the annual meeting and any adjournments or postponements thereof. A shareholder wishing to vote in accordance with the Board of Trustees' recommendation need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders, the Proxy Statement and Vinings' Annual Report to Shareholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

               THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF
                       VININGS INVESTMENT PROPERTIES TRUST

        Please vote and sign on the other side and return promptly in the enclosed envelope.

                        Do not forget to date your proxy.

Please sign name exactly as shown. Where there is more than one holder, each should sign. When signing as an attorney, administrator, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person, stating his or her title or authority.

--------
   X     Please mark vote
         as in this example
--------


COMMON SHARES
-------------

     PROPOSAL 1. To approve a proposal to ratify a 1-for-1,000 reverse share split of Vinings' common shares of beneficial interest and preferred shares of beneficial interest, and the transactions contemplated thereby, including the First Amendment to the Certificate of Designation Classifying and Designating a Series of Preferred Shares as Series A Convertible Preferred Shares of Vinings, as described in the Proxy Statement.

          --------                    --------                     -------
   FOR                       AGAINST                     ABSTAIN
          --------                    --------                     -------


     PROPOSAL 2. Proposal to elect five trustees, each to serve for a one year term until the election and qualification of his or her successor.

     NOMINEES: Peter D. Anzo, Stephanie A. Reed, Phill D. Greenblatt, Henry Hirsch and John Christy.

          --------                    --------                     -------
   FOR                       AGAINST                FOR ALL EXCEPT
          --------                    --------                     -------


If you do not wish your shares voted FOR a particular nominee, mark the FOR ALL EXCEPT box and strike a line through that nominee's name. Your shares will be voted for the remaining nominee(s).



                                     Please be sure to sign and date this proxy


                               Date:    ________________________________________
                       Signature(s):    ________________________________________

                           CHANGE OF    ________________________________________
                            ADDRESS?    ________________________________________

Proxy
(Series A Convertible Preferred Shares)



                       VININGS INVESTMENT PROPERTIES TRUST



                  PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
                           to be held on June 27, 2001

The undersigned hereby constitutes and appoints Peter D. Anzo and Stephanie A. Reed, and each of them singly, as Proxies of the undersigned, with full power to appoint his or her substitute, and authorizes each of them to represent and vote all preferred shares of beneficial interest of Vinings Investment Properties Trust held of record as of the close of business on May 21, 2001, at the 2001 Annual Meeting of Shareholders of Vinings to be held at 2839 Paces Ferry Road, Suite 1170, Atlanta, Georgia 30339, at 10:00 a.m. local time, on Wednesday, June 27, 2001, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted "FOR" the proposal set forth in Proposal 1. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the annual meeting and any adjournments or postponements thereof. A shareholder wishing to vote in accordance with the Board of Trustees' recommendation need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders, the Proxy Statement and Vinings' Annual Report to Shareholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.


               THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF
                       VININGS INVESTMENT PROPERTIES TRUST

                Please vote and sign on the other side and return
                       promptly in the enclosed envelope.

                        Do not forget to date your proxy.

Please sign name exactly as shown. Where there is more than one holder, each should sign. When signing as an attorney, administrator, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person, stating his or her title or authority.

--------
   X     Please mark vote
         as in this example
--------


SERIES A CONVERTIBLE PREFERRED SHARES
-------------------------------------

     PROPOSAL 1. To approve a proposal to ratify a 1-for-1,000 reverse share split of Vinings' common shares of beneficial interest and preferred shares of beneficial interest, and the transactions contemplated thereby, including the First Amendment to the Certificate of Designation Classifying and Designating a Series of Preferred Shares as Series A Convertible Preferred Shares of Vinings, as described in the Proxy Statement.


         --------                      --------                    -------
   FOR                      AGAINST                       ABSTAIN
         --------                      --------                    -------





                                    Please be sure to sign and date this proxy


                               Date:    ________________________________________
                       Signature(s):    ________________________________________

                           CHANGE OF    ________________________________________
                            ADDRESS?    ________________________________________